Exhibit 2.1




                            STOCK PURCHASE AGREEMENT


                                      AMONG


                            VON HOFFMANN CORPORATION,


                             THE LEHIGH PRESS, INC.


                             AND THE SHAREHOLDERS OF


                             THE LEHIGH PRESS, INC.

                          DATED AS OF SEPTEMBER 5, 2003



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                                TABLE OF CONTENTS

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1.         Definitions..........................................................................................................1

2.         Purchase and Sale of Company Shares.................................................................................10
           (a)       Basic Transaction.........................................................................................10
           (b)       Purchase Price............................................................................................11
           (c)       Purchase Price Definitions................................................................................11
           (d)       Estimated Purchase Price..................................................................................13
           (e)       Payment from Buyer to Sellers and Option Payees...........................................................13
           (f)       Determination of Purchase Price...........................................................................13
           (g)       Closing...................................................................................................15
           (h)       Deliveries at Closing.....................................................................................15

3.         Representations and Warranties Concerning Transaction...............................................................15
           (a)       Sellers' Representations and Warranties...................................................................15
           (b)       Buyer's Representations and Warranties....................................................................16

4.         Representations and Warranties Concerning the Company...............................................................17
           (a)       Organization, Qualification and Corporate Power; Corporate Records........................................18
           (b)       Capitalization............................................................................................18
           (c)       Noncontravention; Authorization of Transaction............................................................18
           (d)       Brokers' Fees.............................................................................................19
           (e)       Title to Assets...........................................................................................19
           (f)       Subsidiaries..............................................................................................19
           (g)       Financial Statements......................................................................................20
           (h)       Events Subsequent to Most Recent Fiscal Year End..........................................................20
           (i)       Undisclosed Liabilities...................................................................................22
           (j)       Legal Compliance; Permits.................................................................................22
           (k)       Tax Matters...............................................................................................22
           (l)       Real Property.............................................................................................24
           (m)       Intellectual Property.....................................................................................26
           (n)       Tangible Assets...........................................................................................28
           (o)       Inventory.................................................................................................28
           (p)       Contracts.................................................................................................28
           (q)       Notes and Accounts Receivable; Accounts Payable...........................................................29
           (r)       Powers of Attorney........................................................................................29
           (s)       Insurance.................................................................................................29
           (t)       Litigation................................................................................................30
           (u)       Employees.................................................................................................30
           (v)       Employee Benefits.........................................................................................31
           (w)       Guaranties................................................................................................32
           (x)       Environmental Matters.....................................................................................33


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                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                              PAGE

           (y)       Certain Business Relationships with Company...............................................................34
           (z)       Customers and Suppliers...................................................................................34
           (aa)      Bank Accounts.............................................................................................34
           (bb)      Product Quality and Warranty Claims.......................................................................34
           (cc)      Books and Records.........................................................................................35

5.         Pre-Closing Covenants...............................................................................................35
           (a)       General...................................................................................................35
           (b)       Notices and Consents......................................................................................35
           (c)       Operation of Business.....................................................................................36
           (d)       Preservation of Business..................................................................................37
           (e)       Access....................................................................................................37
           (f)       Notice of Developments....................................................................................38
           (g)       Exclusivity...............................................................................................38
           (h)       Updates to Environmental Assessments......................................................................39
           (i)       Repayment of Loans and Affiliate Transactions.............................................................39
           (j)       Indebtedness..............................................................................................39
           (k)       Transaction Expenses......................................................................................39
           (l)       Assistance with Financing.................................................................................39
           (m)       Company Stock Options.....................................................................................40
           (n)       Restricted Stock Agreement; Corporate Governance Agreement................................................40
           (o)       Lehigh Puerto Rico; Puerto Rico Asset Purchase Agreement..................................................40
           (p)       Split Dollar Life Insurance Assignment....................................................................40
           (q)       Buyer's Financing.........................................................................................40
           (r)       Release of Liens..........................................................................................41
           (t)       SERP Payments.............................................................................................41

6.         Post-Closing Covenants..............................................................................................41
           (a)       General...................................................................................................41
           (b)       Litigation Support........................................................................................41
           (c)       D & O Insurance...........................................................................................42
           (d)       Severance Pay Plan........................................................................................42
           (e)       Transition................................................................................................42
           (f)       Confidentiality...........................................................................................42
           (g)       Covenant Not to Compete; Non-Solicitation.................................................................43

7.         Conditions to Obligation to Close...................................................................................44
           (a)       Conditions to Buyer's Obligation..........................................................................44
           (b)       Conditions to Sellers' Obligation.........................................................................45

8.         Remedies for Breaches of this Agreement.............................................................................46
           (a)       Survival of Representations and Warranties................................................................46


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                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                                             PAGE

           (b)       Indemnification Provisions for Buyer's Benefit............................................................46
           (c)       Indemnification Provisions for Sellers' Benefit...........................................................48
           (d)       Matters Involving Third Parties...........................................................................48
           (e)       Direct Claims.............................................................................................50
           (f)       Exclusive Remedy..........................................................................................50
           (g)       Escrow Agreement..........................................................................................50
           (h)       Adjustment to Purchase Price..............................................................................50

9.         Termination.........................................................................................................51
           (a)       Termination of Agreement..................................................................................51
           (b)       Effect of Termination.....................................................................................51

10.        Miscellaneous.......................................................................................................51
           (a)       Nature of Sellers' Obligations............................................................................51
           (b)       Press Releases and Public Announcements...................................................................52
           (c)       No Third-Party Beneficiaries..............................................................................52
           (d)       Entire Agreement..........................................................................................52
           (e)       Succession and Assignment.................................................................................52
           (f)       Counterparts..............................................................................................53
           (g)       Headings..................................................................................................53
           (h)       Notices...................................................................................................53
           (i)       Governing Law; Jurisdiction; Waiver of Jury Trial.........................................................54
           (j)       Amendments and Waivers....................................................................................54
           (k)       Severability..............................................................................................54
           (l)       Expenses..................................................................................................54
           (m)       Construction..............................................................................................55
           (n)       Incorporation of Exhibits, Annexes and Schedules..........................................................55
           (o)       Governing Language........................................................................................55
           (p)       Cooperation on Tax Matters................................................................................55
           (q)       Appointment of Sellers' Representative....................................................................58


EXHIBIT A     -      Estimate of the Estimated Purchase Price
EXHIBIT B     -      Escrow Agreement
EXHIBIT C     -      Commitment Letters
EXHIBIT D     -      Financial Statements
EXHIBIT E     -      Option Termination Agreement

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                                      iii

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                         STOCK PURCHASE AGREEMENT

           This Stock Purchase Agreement (this "Agreement") dated as of September 5, 2003 by and among Von Hoffmann Corporation, a Delaware corporation ("Buyer"), The Lehigh Press, Inc., a Pennsylvania corporation (the "Company"), and each of John D. DePaul, Raymond A. Frick, Jr., individually and as Sellers' Representative, Barbara A. DePaul, as trustee, and John R. DePaul (each a Seller and collectively, "Sellers"). Buyer, the Company and Sellers are referred to collectively herein as the "Parties."

           Sellers in the aggregate own all of the outstanding capital stock of the Company.

           This Agreement contemplates a transaction in which Buyer will purchase from Sellers and Sellers will sell to Buyer, all of the outstanding capital stock of the Company on the terms and for the consideration set forth below.

           Concurrently with the execution and delivery of this Agreement, Buyer John R. DePaul has executed an executive agreement (the "Executive Agreement").

           Concurrently with the execution and delivery of this Agreement, each Option Payee has executed and delivered to the Company an Option Termination Agreement.

           Now, therefore, in consideration of the premises and the mutual promises herein made and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

           1. Definitions.

           "Accountants" has the meaning set forth in Section 2(f)(i) below.

           "Accrued Other Taxes" has the meaning set forth in Section 2(c)(xii) below.

           "Accrued Other Taxes Adjustment" has the meaning set forth in Section 2(c)(xiii) below.

           "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

           "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign Law.

           "Agreement" has the meaning set forth in the preface above.

           "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence.

           "Basket Amount" has the meaning set forth in Section 8(b)(i)(A) below.

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           "Business Day" means any day other than (a) Saturday or Sunday or (b)
any other day on which banks in New York, New York are permitted or required to be closed.

           "Buyer" has the meaning set forth in the preface above.

           "Buyer Indemnified Parties" has the meaning set forth in Section 8(b)(i) below.

           "Cash" means cash and cash equivalents of the Company (including deposits in transit) less escrowed amounts or other restricted cash balances of the Company and less the amounts of any unpaid checks, drafts and wire transfers issued by the Company on or prior to the date and time of determination, calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

           "Closing" has the meaning set forth in Section 2(g) below.

           "Closing Date" has the meaning set forth in Section 2(g) below.

           "Closing EBITDA" has the meaning set forth in Section 2(c)(ix) below.

           "Closing Financial Statements" has the meaning set forth in Section 2(f)(i) below.

           "Closing Indebtedness" has the meaning set forth in Section 2(c)(vi) below.

           "Closing Net Working Capital" has the meaning set forth in Section 2(c)(i) below.

           "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B and of any similar state Law.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Commitment Letters" has the meaning set forth in Section 3(b)(vi) below.

           "Company" has the meaning set forth in the preface above.

           "Company Share" means any share of the common stock, no par value, of the Company.

           "Company Stock Options" has the meaning set forth in Section 4(b) below.

           "Confidential Information" means any information concerning the businesses and affairs of the Company that is not already generally available to the public.

           "Confidentiality Agreement" means that certain letter agreement, dated May 2, 2003, between Buyer and the Company, as amended, restated or supplemented from time to time.

           "Contracts" has the meaning set forth in Section 4(p) below.

           "Corporate Governance Agreement" has the meaning set forth in Section 5(n) below.

           "Current Assets" has the meaning set forth in Section 2(c)(ii) below.


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
           "Current Liabilities" has the meaning set forth in Section 2(c)(iii) below.

           "Damages" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, deficiencies, assessments, damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' and other professionals' fees and expenses, including such of the foregoing that relate to Direct Claims.

           "Direct Claim" has the meaning set forth in Section 8(e) below.

           "Disclosure Schedule" has the meaning set forth in Section 4 below.

           "Disputed Items" has the meaning set forth in Section2(f)(i) below.

           "DLJMB Buyers" means, collectively, DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJ EAB Partners, L.P., and MBP II Plan Investors, L.P.

           "EBITDA" has the meaning set forth in Section 2(c)(x) below.

           "EBITDA Deduction" has the meaning set forth in Section 2(c)(vii) below.

           "EBITDA Shortfall" has the meaning set forth in Section 2(c)(viii) below.

           "Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in ERISA Section 3(3)) and any other material employee benefit plan, program or arrangement of any kind, including, but not limited to, any bonus or other incentive compensation, stock option, stock purchase, stock award or other equity-based compensation, severance, salary continuation, employee income tax indemnity (e.g. tax gross up) plan, program or arrangement.

           "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

           "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

           "Environmental Claim" means any claim, demand, action, suit, or proceeding by any Person and/or by any federal, state or regulatory entity, incident to (i) the Release or threatened Release of any Hazardous Substance at or from the Real Property on or prior to the Closing Date; (ii) the ownership, operation or use of any site or facility by the Company on or prior to the Closing Date for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance, or as a landfill or other waste disposal site; (iii) human exposure to any Hazardous Substance; (iv) a violation of any applicable Environmental Requirement or non-compliance with any environmental permit relating to the ownership, operation or use of any site or facility by the Company on or prior to the Closing Date; (v) any requests for information, notices of claim, demand letters or other notification received by the Buyer after the Closing Date from any Governmental Entity in connection with any investigation or clean-up of hazardous or polluting substances sent directly by the Company prior to the Closing Date to any site listed or formally proposed for listing on the National Priority List ("NPL") promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") or to any site listed on any state list of hazardous substances sites requiring investigation or clean-up.

           "Environmental Requirements" shall mean all federal, state, local and foreign Laws, all judicial and administrative orders and determinations and all common law concerning pollution or protection of the environment, natural resources or human health and safety as it relates to environmental protection, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Substances.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

           "ERISA Affiliate" means each entity that is treated as a single employer with Company for purposes of Code Section 414.

           "Escrow Agent" has the meaning set forth in Section 2(h) below.

           "Escrow Agreement" has the meaning set forth in Section 2(h) below.

           "Escrow Amount" has the meaning set forth in Section 2(e) below.

           "Estimated Purchase Price" has the meaning set forth in Section 2(d) below.

           "Executive Agreement" has the meaning set forth in the preface above.

           "Fiduciary" has the meaning set forth in ERISA Section 3(21).

           "Financial Statements" has the meaning set forth in Section 4(g) below.

           "GAAP" means United States generally accepted accounting principles as in effect from time to time.

           "GIN" has the meaning set forth in Section 5(b) below.

           "Governmental Entity" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

           "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

           "Hazardous Substances" means, collectively, (i) any petroleum or petroleum products, flammable explosives, radioactive materials, radon gas, lead based paint, friable asbestos, in any form, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCBs), (ii) any chemicals or other materials or substances which are defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Requirements and (iii) any other chemical or other material or substance, exposure to which is prohibited, limited or regulated by any Environmental Requirements.

           "Improvements" has the meaning set forth in Section 4(l)(iv) below.

           "Income Tax" means any federal, state, local or foreign tax, charge, fee, impost, levy or other assessment which is based upon, measured by, or calculated with respect to (i) net income or profits or (ii) multiple bases, if one or more of the bases upon which the tax is based, by which it is measured, or with respect to which it is calculated is described in clause (i), together with any interest, penalty or addition thereto, whether disputed or not.

           "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto and including any amendment thereof.

           "Indebtedness" of any Person means, without duplication, (i) the principal of (A) indebtedness of such Person for money borrowed, (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable and (C) any liability or obligation that should be reflected as debt in accordance with GAAP; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course of Business); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; provided, however, that for the purposes hereof, the leases set forth on Section 1(a) of the Disclosure Schedule shall not be treated as Indebtedness; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (v) all remaining cash contributions due on or before October 15, 2003, to satisfy the minimum required contributions for plan years 2002 and 2003 for any Employee Pension Benefit Plan sponsored by such Person; provided, however, that for the purposes hereof the Parties agree that as of the date of this Agreement, with respect to the Company, such remaining cash contributions are equal to $610,000; (vi) all negative Cash balances, (vii) all obligations of the type referred to in clauses
(i) through (vi) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person); and (ix) any accrued but unpaid interest, fees, penalties, premiums and the like in respect of any of the foregoing; provided, however, except as set forth in clause (v) above, no deferred compensation or pension liability shall be treated as Indebtedness; and provided further, the items set forth on Section 1(b) of the Disclosure Schedule shall not be treated as Indebtedness.

           "Indemnified Party" has the meaning set forth in Section 8(d)(i) below.


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
           "Indemnifying Party" has the meaning set forth in Section 8(d)(i) below.

           "Indemnity Escrow Amount" has the meaning set forth in Section 2(e) below.

           "Industrial Site Recovery Act" means the New Jersey Industrial Site Recovery Act, N.J. Stat. Ann.ss.13:1K et seq, and the rules and regulations promulgated thereunder.

           "Intellectual Property" means intellectual property rights arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, slogans, trade names, fictional business names (whether registered or unregistered, including any applications for registration of the foregoing), Internet domain names and rights in telephone numbers, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, (iii) all copyrights and all applications, registrations and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all trade secrets and confidential business information (including inventions (whether or not reduced to practice), discoveries, concepts, ideas, methods, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals),
(vi) all computer programs, including any and all computer software implementations of algorithms, models and methodologies (including source code, executable code, data, databases and related documentation), (vii) all databases and compilations including all data and collections of data, whether machine readable or otherwise, (viii) all material advertising and promotional materials, (ix) all other proprietary rights, and (x) all copies and tangible embodiments thereof (in whatever form or medium).

           "Knowledge" means, with respect to an individual, the actual knowledge of such individual after reasonable inquiry of the Company's directors and officers and, with respect to a Person (other than an individual), the actual knowledge of any director, officer or key employee of such Person after reasonable inquiry of such Person's directors and officers.

           "Laws" shall have the meaning ascribed to such term in Section 3(a)(ii) below.

           "Leased Real Property" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company.

           "Leases" has the meaning set forth in Section 4(e)(i) below.

           "Legal Proceeding" has the meaning set forth in Section 4(t) below.

           "Lehigh Puerto Rico" means Lehigh Press Puerto Rico LLC together with Lehigh Press Puerto Rico, Inc.

           "Liabilities" has the meaning set forth in Section 4(i) below.


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
           "Lien" means any mortgage, pledge, lien, security interest, claim, lease, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance, charge, or any other restriction or limitation, other than (i) statutory liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, provided an appropriate reserve therefor is reflected on the Most Recent Balance Sheet in accordance with GAAP, (ii) purchase money liens and (iii) mechanics', carriers', workers', repairers' and similar liens arising in the Ordinary Course of Business that are not material to the businesses, operations and financial condition of the property so encumbered or the Company and that are not incurred in connection with the borrowing of money.

           "Material Adverse Effect" or "Material Adverse Change" means any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results or operations of the Company, taken as a whole, or on the ability of any Party to consummate timely the transactions contemplated hereby.

           "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

           "Most Recent Financial Statements" has the meaning set forth in
Section 4(g) below.

           "Most Recent Fiscal Month End" has the meaning set forth in Section 4(g) below.

           "Most Recent Fiscal Year End" has the meaning set forth in Section 4(g) below.

           "Multiemployer Plan" has the meaning set forth in Section 4(v) below.

           "Net Working Capital" has the meaning set forth in Section 2(c)(iv) below.

           "Net Working Capital Deduction" has the meaning set forth in Section 2(c)(xi) below.

           "NJDEP" has the meaning set forth in Section 5(b) below.

           "Option Cash Consideration" has the meaning set forth in Section 5(m) below.

           "Option Termination Agreement" has the meaning set forth in Section 5(m) below.

           "Option Payee" means any Person that holds a Company Stock Option who has not exercised such Company Stock Option prior to the Closing Date and who is entitled to receive a payment in connection with the cancellation of such Person's option rights.

           "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

           "Owned Real Property" means all land, together with all buildings, structures, improvements and fixtures located thereon and all easements and other rights and interests appurtenant thereto, owned in fee by the Company.

           "Parties" has the meaning set forth in the preface above.

           "Permitted Encumbrances" means with respect to each parcel of Real
Property: (i) real estate taxes, assessments and other governmental levies, fees, or charges imposed with respect to such Real Property that are (A) not due and payable as of the Closing Date or (B) being contested in good faith and for which adequate reserves therefor are reflected on the Most Recent Balance Sheet in accordance with GAAP; (ii) mechanics' liens and similar liens for labor, materials, or supplies provided with respect to such Real Property incurred in the Ordinary Course of Business for amounts that (A) are not due and payable as of the Closing Date or (B) are being contested in good faith which would not, individually or in the aggregate, materially impair the use or occupancy of the Real Property or the operation of the business of the Company as currently conducted on such Real Property; (iii) zoning, building codes and other land use Laws regulating the use or occupancy of such Real Property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such Real Property and are not violated by the current use or occupancy of such Real Property or the operation of the business of the Company as currently conducted thereon; and (iv) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such Real Property which do not or would not materially detract from the value of or materially impair the use or occupancy of such Real Property in the operation of the business of the Company as currently conducted thereon.

           "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or any Governmental Entity.

           "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

           "Puerto Rico Asset Purchase Agreement" has the meaning set forth in
Section 5(o) below.

           "Purchase Price" has the meaning set forth in Section 2(b) below.

           "Purchase Price Escrow Amount" has the meaning set forth in Section 2(e) below.

           "Real Property" has the meaning set forth in Section 4(l)(iii) below.

           "Real Property Laws" has the meaning set forth in Section 4(l)(vi) below.

           "Real Property Leases" means all leases, subleases, licenses, concessions and other Contracts (written or oral), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which the Company holds any Leased Real Property.

           "Restricted Period" has the meaning set forth in Section 6(h)(i) below.

           "Restricted Stock Agreement" has the meaning set forth in Section 5(m) below.


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
           "Securities Act" means the Securities Act of 1933, as amended.

           "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Seller Indemnified Parties" has the meaning set forth in Section 8(c) below.

           "Sellers" has the meaning set forth in the preface above.

           "Sellers' Representative" has the meaning set forth in Section 10(q) below.

           "SERP Payments" has the meaning set forth in Section 5(t) below.

           "Special Bonus Payment" has the meaning set forth in Section 5(s) below.

           "Specially Designated Employee" means the individual listed on
Section 1(d) of the Disclosure Schedule.

           "Specified Liens" has the meaning set forth in Section 5(r) below.

           "Split Dollar Life Insurance Assignment" has the meaning set forth in
Section 5(p) below.

           "Straddle Period" has the meaning set forth in Section 10(p)(viii) below.

           "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, 50% or more of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), 50% or more of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a 50% or more ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated 50% or more of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

           "SWDA" has the meaning set forth in Section 4(x)(iv) below.

           "Target Net Working Capital" has the meaning set forth in Section 2(c)(v) below.

           "Tax" or "Taxes" means (i) any federal, state, local, or foreign taxes, charges, fees, imports, levies or other assessments, including, without limitation, all net income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, property, sales, use, transfer, registration, ad valorem, inventory, value added, alternative or add-on minimum and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) any liability in respect of any items described in clauses (i) and/or (ii) payable by reason of contract, assumption, transferee or successor liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise.

           "Tax Return" means any return, declaration, report, claim for refund, or information return or statement required to be filed in respect of any Taxes, including any schedule or attachment thereto, and including any amendment thereto.

           "Third-Party Claim" has the meaning set forth in Section 8(d) below.

           "Transaction Expenses" means the aggregate amount of fees and expenses and other payment obligations incurred by or on behalf of, or paid or to be paid by, the Company in connection with this Agreement or any of the transactions contemplated hereby, including, but not limited to, (i) all fees and expenses of counsel, advisors, brokers, finders, consultants (including environmental consultants), investment bankers, experts, actuaries, auditors and accountants, (ii) all transaction, success or similar bonuses, or other amounts payable to any Person in connection with or upon the consummation of the transactions contemplated hereby whether payable on the Closing Date or thereafter, and whether or not contingent upon continued employment with the Company for a period following the Closing, (iii) all severance or other costs payable to any Person in connection with the consummation of the transactions contemplated herein unless such severance or other costs become payable only upon the termination by the Company of such Person's employment with the Company on or after the Closing Date, (iv) all severance and other amounts, including, but not limited to, the SERP Payments contempated by Section 5(t) below, payable to William Love, Raymond A. Frick, Jr. and John D. DePaul pursuant to any Contract, employee plan or other arrangement, whether payable prior to, on or after the Closing Date (other than as set forth on Section 1.1(c) of the Disclosure Schedule), (v) all costs, fees, penalties, premiums, payments or expenses incurred or paid (A) in obtaining any approvals or consents contemplated by Section 4(c) hereof, (B) in connection with the repayment of Indebtedness under Section 5(j) and (C) in connection with the release and termination of Liens under Section 5(r), and (vi) all fees and governmental charges described in Section 10(p)(iv) hereof; provided, however, no amount shall be included as Transaction Expenses to the extent that such amount is included as Indebtedness; further, provided, however, that the fees, costs and expenses of Buyer's financing (including with respect to the financing contemplated under the Commitment Letters), shall not be included as Transaction Expenses.

           2. Purchase and Sale of Company Shares.

           (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from each Seller, and each Seller agrees to sell to Buyer, all of his, her, or its Company Shares free and clear of all Liens for the consideration specified below in this Section 2. The obligation of Buyer to purchase and pay for the Company Shares at Closing is subject, inter alia, to the condition that all of the Company Shares be delivered and available for purchase by Buyer on the terms set forth herein.

           (b) Purchase Price. The aggregate purchase price (the "Purchase Price") to be paid by Buyer for all of the Company Shares (including payments made to all Option Payees with respect to the cancellation of all options to purchase Company Shares) shall be an amount equal to One Hundred and Ten Million Dollars ($110,000,000.00): (i) minus an amount equal to the Closing Indebtedness; (ii) minus an amount equal to the Net Working Capital Deduction;
(iii) minus the EBITDA Deduction, if any; (iv) minus the amount of all Transaction Expenses which remain unpaid as of the Closing; and (v) minus an amount equal to the Accrued Other Taxes Adjustment.

           (c) Purchase Price Definitions. For purposes of calculating the Purchase Price, the following terms shall have the following meanings:

               (i) "Closing Net Working Capital" means the Net Working Capital of the Company measured as of 11:59 p.m. (Eastern Time) on the day immediately preceding the Closing Date.

               (ii) "Current Assets" means accounts receivable, other receivables, inventory, deposits and prepaid expenses and other current assets, but excluding (A) Cash (including negative Cash balances), (B) any Income Tax assets or deferred Taxes, and (C) receivables from any of the Company's Affiliates, directors, employees, officers or Sellers and any of their Affiliates, in each case, as is determined in accordance with GAAP applied on a consistent basis with the preparation of the Company's Financial Statements for the Most Recent Fiscal Year End.

               (iii) "Current Liabilities" means accounts payable, accrued compensation, accrued other expenses, Accrued Other Taxes and other current liabilities, but excluding (A) payables to any of the Company's Affiliates, directors, employees, officers or Sellers and any of their Affiliates (but only to the extent that the Company is released from such obligations on or prior to the Closing), (B) accrued Transaction Expenses, (C) the impact of any reclassification of any negative cash balances to a Liability, and (D) the current portion of Indebtedness, in each case, as is determined in accordance with GAAP applied on a consistent basis with the preparation of the Company's Financial Statements for the Most Recent Fiscal Year End. Current Liabilities shall also exclude deferred compensation recorded in the amount of $94,106 representing general ledger account number 280020 and pension liabilities related to the company's qualified and supplemental retirement plans recorded under SFAS Statement number 87. As of the Closing Date, the Liability for accrued bonuses shall be calculated as the pro rata portion of the annual 2003 bonus that is included in the Company's most recent 2003 forecast, assuming the Company achieves such 2003 forecast less that portion of the annual 2003 bonus that would have been allocated to Raymond A. Frick, Jr.

               (iv) "Net Working Capital" means Current Assets of the Company less Current Liabilities of the Company.

               (v) "Target Net Working Capital" means Eight Million Three Hundred Ninety Three Thousand Dollars ($8,393,000.00).

               (vi) "Closing Indebtedness" means the amount of Indebtedness of the Company, net of positive Cash balances, as of 11:59 p.m. (Eastern
          Time) on the day immediately preceding the Closing Date (not taking into account the debt incurred by the Buyer or the Company in connection with the financing of the transactions contemplated by this Agreement).

               (vii) "EBITDA Deduction" shall be an amount, if any, equal to the EBITDA Shortfall times seven and one-half (7.5); provided, however, in no event shall such amount be in excess of Four Million One Hundred Twenty-Five Thousand Dollars ($4,125,000).

               (viii) "EBITDA Shortfall" shall be the amount, if any, by which Closing EBITDA is less than Fifteen Million Eight Hundred Thousand Dollars ($15,800,000); provided, however, in no event shall such amount be in excess of Five Hundred Fifty Thousand Dollars ($550,000).

               (ix) "Closing EBITDA" shall be an amount equal to the Company's EBITDA for the twelve month period ending on the last day of the fiscal month ended immediately prior to the Closing Date.

               (x) "EBITDA", as used in calculating the Closing EBITDA and EBITDA Shortfall, means operating profit (it being understood that bonus and profit sharing expense shall be deducted in determining operating profit, and gains and losses on asset sales and insurance recoveries shall be excluded from determining operating profit): (A) plus depreciation and amortization, (B) plus non-recurring expense items (limited to shareholder expenses, pro forma operating leases, and normalized bonus and profit sharing expenses as discussed between the Buyer and identified by management of the Company which shall not exceed $3.2 million in the aggregate for any twelve -month period, net of $277,000 SERP expense reversal recorded in December 2002), and (C) plus any Transaction Expenses taken into account in the determination of operating income, in each case, as is determined in accordance with GAAP applied on a consistent basis with preparation of the Company's Financial Statements for the Most Recent Fiscal Year End.

               (xi) "Net Working Capital Deduction" means the amount, if any, by which Target Net Working Capital exceeds Closing Net Working Capital.

               (xii) "Accrued Other Taxes" means accrued Taxes of the Company as of 11:59 p.m. (Eastern Time) on the day immediately preceding the Closing Date (excluding Liabilities relating to Income Taxes and deferred Taxes), which have an original due date that is on or after the Closing Date, determined in accordance with GAAP applied on a consistent basis with the preparation of the Company's Financial Statements for the Most Recent Fiscal Year End.

               (xiii) "Accrued Other Taxes Adjustment" means an amount equal to fifty percent (50%) of Accrued Other Taxes.

           (d) Estimated Purchase Price. On or before the third (3rd) Business Day preceding the Closing Date, Sellers' Representative shall furnish to Buyer a pro forma calculation of the Purchase Price (the "Estimated Purchase Price") with reasonable detail and support substantially in the form attached hereto as Exhibit A (which Exhibit A reflects a good faith estimate by the Sellers of the Estimated Purchase Price on the date hereof), determined in accordance with Sections 2(b) and (c) above based upon Sellers' good faith estimate of the Closing Indebtedness, Transaction Expenses, Closing Net Working Capital, Accrued Other Taxes Adjustment and the EBITDA Deduction.

           (e) Payment from Buyer to Sellers and Option Payees. At the Closing, Buyer shall deliver and pay (A) an amount in cash, by wire transfer to an account designated in writing by the Sellers' Representative for further distribution by the Sellers' Representative to Sellers and Option Payees, equal to the Estimated Purchase Price, less Three Million Dollars ($3,000,000) (the "Purchase Price Escrow Amount") to be held in an interest-bearing escrow to satisfy any amounts payable to Buyer upon the final determination of the Purchase Price pursuant to Section 2(f)(ii) hereof, and less Six Million Dollars ($6,000,000) (the "Indemnity Escrow Amount", and, together with the Purchase Price Escrow Amount, the "Escrow Amount") to be held in an interest-bearing escrow to satisfy any amounts payable to Buyer pursuant to Section 8 hereof, and
(B) an amount in cash, by wire transfer to a Company account equal to the amount of the Transaction Expenses as estimated in determining the Estimated Purchase Price pursuant to Section 2(d) above for further distribution to the Transaction Expenses payees at the Closing.

           (f) Determination of Purchase Price.

               (i) Buyer will prepare (A) a balance sheet of the Company as of the Closing Date in accordance with GAAP applied on a consistent basis with the preparation of the Company's balance sheet for the Most Recent Fiscal Year End and (B) a detailed statement setting forth the Closing Indebtedness, Closing Net Working Capital, Transaction Expenses, Accrued Other Taxes Adjustment and EBITDA Deduction and the resulting Purchase Price (the "Closing Financial Statements") of the Company as 11:59 p.m. (Eastern Time) on the day immediately prior to the Closing Date, determined in accordance with Sections 2(b) and 2(c) above. The Closing Financial Statements will also include a detailed statement prepared by Buyer setting forth Buyer's determination of the EBITDA Deduction. The Closing Financial Statements shall be fully supported by appropriate schedules and work papers. Buyer will deliver the Closing Financial Statements to the Sellers' Representative within sixty (60) days after the Closing Date. The Sellers' Representative shall have thirty (30) days following receipt of the Closing Financial Statements to give written notice to Buyer of any objection to the Closing Financial Statements. Any such written notice shall specify in reasonable detail those items or amounts as to which the Sellers' Representative disagrees (the "Disputed Items") and Sellers' Representative shall be deemed to have agreed with all other items and amounts contained in the Closing Financial Statements except for such other items or amounts which are impacted by any Disputed Item or the resolution of any Disputed Item. If, within such thirty (30) day period the Sellers' Representative has not given Buyer written notice of its objection to the Closing Financial Statements, then the Purchase Price reflected in the Closing Financial Statements shall be final and binding on the Parties. If the Sellers' Representative gives such notice of objection, then the Parties shall attempt in good faith to resolve the Disputed Items for a period not less than ten (10) days. If the parties are unable to resolve the Disputed Items after such ten (10) day period, then the Disputed Items will be submitted for resolution in accordance with the terms hereof, including Sections 2(b) and (c), to the Chicago office of Deloitte & Touche, LLP, certified public accountants, or, if Deloitte & Touche, LLP is unwilling or unable to accept such appointment, then to a nationally recognized independent accounting firm which is mutually agreeable to Buyer and the Sellers' Representative (the "Accountants"). If Buyer and the Sellers' Representative cannot agree on a nationally recognized independent accounting firm to serve as the Accountants, then Buyer and Sellers' Representative shall request the American Arbitration Association appoint such firm, and such appointment shall be conclusive and binding on the Parties. If the Disputed Items are submitted to the Accountants for resolution, (A) the Accountants shall function as an expert and not as an arbitrator; (B) each Party will furnish to the Accountants such workpapers and other documents and information relating to the Disputed Items as the Accountants may request and are available to that Party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the Disputed Items and to discuss the Disputed Items with the Accountants; (C) the Accountants shall be bound by the provisions of this Section 2; (D) the Accountants shall make a determination only with respect to the Disputed Items and may not assign a value to any Disputed Item greater than the highest value for such Disputed Item claimed by either Party or less than the smallest value for such Disputed Item claimed by either Party; (E) the determination by the Accountants, as set forth in a notice delivered to both Parties by the Accountants, will be binding and conclusive on the Parties; and (F) Buyer and Sellers will each bear fifty percent (50%) of the fees of the Accountants for such determination.

               (ii) Not later than the fifth (5th) Business Day following the final determination of the Purchase Price in accordance with Section 2(f)(i), (A) if the Purchase Price is greater than the Estimated Purchase Price, Buyer will pay the difference thereof and the Escrow Agent will distribute the Purchase Price Escrow Amount in accordance with the terms of the Escrow Agreement, to an account designated by the Sellers' Representative for further distribution by the Sellers' Representative to Sellers and Option Payees, and (B) if the Estimated Purchase Price is greater than the Purchase Price, then such difference shall be deducted from the Purchase Price Escrow Amount and distributed by the Escrow Agent to Buyer in accordance with the terms of the Escrow Agreement; provided that (x) if the excess of the Estimated Purchase Price over the Purchase Price is greater than the Purchase Price Escrow Amount, then Sellers shall pay the difference thereof to Buyer in cash by wire transfer to an account designated by Buyer, and (y) all such amounts payable by Sellers to Buyer pursuant to clause (x) above shall be the joint and several obligation of Sellers; provided further, that if the excess of the Estimated Purchase Price over the Purchase Price is less than the Purchase Price Escrow Amount, then the remainder of the Purchase Price Escrow Amount not distributable to Buyer shall be distributed by the Escrow Agent to the Sellers' Representative for further distribution by the Sellers' Representative to Sellers and Option Payees. Buyer and Sellers will cause the Escrow Agent to disburse the Purchase Price Escrow Amount in accordance with the resolution or determination of the Purchase Price as set forth herein.

           (g) Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP in New York, New York commencing at 9:00 a.m. local time on the third
(3rd) Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Buyer and Sellers may mutually determine (the "Closing Date").

           (h) Deliveries at Closing. At the Closing, (i) Sellers will deliver to Buyer the various certificates, instruments and documents referred to in
Section 7(a) below, (ii) Buyer will deliver to Sellers the various certificates, instruments and documents referred to in Section 7(b) below, (iii) each Seller will deliver to Buyer stock certificates representing all of his, her, or its Company Shares, endorsed in blank or accompanied by duly executed assignment documents, (iv) Buyer will deliver and pay the Estimated Purchase Price, less the Escrow Amount, as specified in Section 2(e) above, (v) Sellers will deliver the Option Termination Agreements duly executed by the Option Payees, and (vi) Buyer, the Sellers' Representative and an escrow agent to be mutually agreed to by Sellers and Buyer (the "Escrow Agent") will execute and deliver the Escrow Agreement substantially in the form attached hereto as Exhibit B (with such changes as may be required by the Escrow Agent and reasonably acceptable to Buyer and Sellers) (the "Escrow Agreement"), and Buyer will deliver and pay to the Escrow Agent, the Escrow Amount to be held and distributed in accordance with the terms of the Escrow Agreement.

           3. Representations and Warranties Concerning Transaction.

           (a) Sellers' Representations and Warranties. Each Seller, for himself, herself or itself and not jointly and severally, represents and warrants to Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to himself, herself, or itself, except as set forth in Annex I attached hereto.

               (i) Authorization of Transaction. Such Seller has full power, legal capacity and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated herein or to be delivered in connection herewith and to perform his, her, or its obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of such Seller, enforceable in accordance with its terms and conditions, except that such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors, or (B) by general equitable principles (whether enforcement is sought in law or equity). The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by such Seller.

               (ii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) conflict with, violate or result in a default under any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Entity (collectively, "Laws") to which such Seller is subject or, if such Seller is an entity, any provision of its governing documents,
          (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract or other arrangement to which such Seller is a party or by which he, she, or it is bound or to which any of his or its assets is subject, or (C) result in the imposition or creation of a Lien upon or with respect to Company Shares. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Entity is required on the part of such Seller in connection with the execution and delivery of this Agreement, or any other Contract, document, instrument or certificate contemplated herein or to be delivered in connection herewith, or the compliance by such Seller with any of the provisions hereof or thereof, the consummation of the transactions contemplated hereby or the taking of any other action contemplated hereby.

               (iii) Brokers' Fees. Such Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

               (iv) Company Shares. Such Seller holds of record and owns beneficially the number of Company Shares set forth next to his, her, or its name in Section 3(a) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Liens, options, warrants, purchase rights, Contracts, commitments, equities, claims and demands. Except as set forth in Section 3(a) of the Disclosure Schedule, such Seller is not a party to any option, warrant, purchase right, or other Contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement).

           (b) Buyer's Representations and Warranties. Buyer represents and warrants to Sellers that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)), except as set forth in Annex II attached hereto.

               (i) Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (or other formation).

               (ii) Authorization of Transaction. Buyer has full power and authority (including full corporate or other entity power and authority, including, without limitation, the approval of the board of directors of Buyer) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions, except that such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors, or (B) by general equitable principles (whether enforcement is sought in law or equity). Except with respect to the Hart-Scott-Rodino Act, the Industrial Site Recovery Act or any state securities Laws, Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity in order for it to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Buyer.

               (iii) Noncontravention. Except as set forth on Section 3(b) of Annex II, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any Law to which Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, Contract or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject.

               (iv) Brokers' Fees. Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

               (v) Investment. Buyer is not acquiring Company Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

               (vi) Financial Resources. To the extent Buyer will not be funding the Purchase Price from Buyer's cash on hand, Buyer has received commitment letters executed or entered into by and between Buyer and Credit Suisse First Boston, acting through its Cayman Islands branch, and by and between Buyer and the DLJMB Buyers (together, the "Commitment Letters") which are in full force and effect and, in accordance with the terms thereof, are in an amount necessary to fund the Purchase Price in connection with the transactions contemplated hereby. True and correct copies of the executed Commitment Letters are attached hereto as Exhibit C. As of the date hereof, Buyer is not aware of any facts or circumstances with respect to the Company, Buyer or its lenders under the Commitment Letters that create a reasonable basis for Buyer to believe that Buyer would not be able to obtain the financing contemplated by the Commitment Letters.

           4. Representations and Warranties Concerning the Company. The Company and Sellers, jointly and severally, represent and warrant to Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except, with respect to any particular subsection of this Section 4, as set forth in the corresponding subsection of the disclosure schedule delivered by the Company and Sellers to Buyer on the date hereof (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4. For purposes of this Section 4 (other than with respect to Section 4(b)--Capitalization) and any other provision in this Agreement that refers to the representations and warranties in this Section 4 all references to the "Company" shall be deemed to include the Company and any and all of its Subsidiaries.

           (a) Organization, Qualification and Corporate Power; Corporate Records. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not, individually or in the aggregate, have a Material Adverse Effect. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of the Company. The stock certificate books and stock transfer records of the Company previously made available to Buyer are true, correct and complete.

           (b) Capitalization. The entire authorized capital stock of Company consists of 1,000,000 Company Shares, of which 195,466 Company Shares are issued and outstanding and no Company Shares are held in treasury. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid and nonassessable and are held of record by the respective Sellers as set forth in Section 4(b) of the Disclosure Schedule. As of the date hereof, there are 19,917 outstanding options to purchase Company Shares, which have an aggregate option exercise price of $356,734 (the "Company Stock Options").
Section 4(b) of the Disclosure Schedule sets forth, with respect to each Company Stock Option, the holder thereof, the number of Company Shares exercisable under such Company Stock Option and the applicable exercise price per Company Share. Except as set forth in this Section 4(b) or in Section 4(b) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights exchange rights or other Contracts that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock, and there are no securities of the Company outstanding which upon conversion or exchange would require the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company.

           (c) Noncontravention; Authorization of Transaction.

               (i) Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any Law to which Company is subject or any provision of the charter or bylaws of the Company or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material Contract or other material arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). Except with respect to the transfer of the Owned Real Property, the Hart-Scott-Rodino Act and the Industrial Site Recovery Act, the Company is not required to give any notice to, make any filing with, or obtain any material authorization, consent, or approval of any Governmental Entity in order for the Parties to consummate the transactions contemplated by this Agreement.

               (ii) The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, except that such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or
          (B) by general equitable principles (whether enforcement is sought in law or equity).

           (d) Brokers' Fees. Other than fees payable to William Blair & Company, L.L.C. (which will constitute Transaction Expenses to the extent unpaid as of the Closing), the Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

           (e) Title to Assets.

               (i) Section 4(e) of the Disclosure Schedule sets forth all material leases of properties and assets (other than with respect to Leased Real Property) used by the Company or to which the Company is bound or by which any of its properties or assets are bound (the "Leases"). The Company has delivered or otherwise made available to Buyer true, correct and complete copies of all Leases, together with all amendments, modifications or supplements thereto. The Company has a valid leasehold interest under each of the Leases under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, and there is no default under any Lease by the Company or, to the Knowledge of the Company or Sellers by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder.

               (ii) The Company has good title to, or a valid leasehold interest in, the properties and assets, whether tangible or intangible, used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Such properties and assets comprise all of the assets necessary to operate the businesses of the Company as presently conducted in all material respects.

           (f) Subsidiaries. Except as set forth in Section 4(f) of the Disclosure Schedule, the Company (i) is not a general partner or limited partner of, or party to any joint venture with any Person, and does not, directly or indirectly, own any interest, including, without limitation any direct or indirect equity or other investment or ownership interest in any corporation, partnership, company, joint venture, association or other Person or (ii) does not own or have any right to acquire, directly or indirectly, any outstanding capital stock or other equity interest of, or other investment or ownership interests in, any Person. Section 4(f) of the Disclosure Schedule sets forth, with respect to each Subsidiary, the jurisdiction in which it is incorporated or organized, the jurisdictions, if any, in which it is qualified to do business, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all stockholders or other equity owners and the number of shares of stock owned by each stockholder or the amount of equity owned by each equity owner. The outstanding shares of capital stock or equity interests of each Subsidiary are validly issued, fully paid and non-assessable, and all such shares or other equity interests represented as being owned by the Company are owned by it free and clear of any and all Liens. There is no existing option, warrant, call, right or Contract to which any Subsidiary is a party requiring, and there are no convertible securities of any Subsidiary outstanding which upon conversion would require, the issuance of any shares of capital stock or other equity interests of any Subsidiary or other securities convertible into shares of capital stock or other equity interests of any Subsidiary.

           (g) Financial Statements. Attached hereto as Exhibit D are the following financial statements of the Company (collectively, the "Financial Statements"): (i) audited balance sheets and statements of operations, retained earnings and cash flow as of and for the fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002 (the "Most Recent Fiscal Year End"); and
(ii) unaudited balance sheet and statements of income and cash flow (the "Most Recent Financial Statements") as of and for the six months ended July 5, 2003 (the "Most Recent Fiscal Month End"). Except as set forth in Section 4(g) of the Disclosure Schedule, the Financial Statements (including the notes thereto) have been prepared in accordance with GAAP (other than with respect to the Most Recent Financial Statements, the lack of footnotes and year-end adjustments) applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods.

           (h) Events Subsequent to Most Recent Fiscal Year End. Since December 31, 2002, there has not been any Material Adverse Change. Without limiting the generality of the foregoing, since that date through the date hereof:

               (i) the Company has not sold, leased, transferred, or assigned any assets, tangible or intangible, other than the sale of inventory in the Ordinary Course of Business;

               (ii) the Company has not entered into any Contract outside the Ordinary Course of Business;

               (iii) no party (including the Company) has outside of the Ordinary Course of Business accelerated, cancelled or terminated, nor have there been any amendments or modifications to, any material Contract, lease or license to which the Company is a party or by which it is bound;

               (iv) the Company has not imposed any Lien upon any of its assets, tangible or intangible;

               (v) the Company has not made, or failed to make, any capital expenditures outside the Ordinary Course of Business;

               (vi) the Company has not made any capital investment in any other Person;

               (vii) the Company has not created, incurred, assumed or guaranteed more than $100,000 in aggregate Indebtedness except as set forth on the face of the Most Recent Balance Sheet;

               (viii) the Company has not transferred, assigned or granted any license or sublicense of any rights under or with respect to any Intellectual Property;

               (ix) there has been no change made or authorized in the charter or bylaws of the Company;

               (x) the Company has not issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

               (xi) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

               (xii) the Company has not experienced any damage, destruction or loss (whether or not covered by insurance) to any of its properties or assets in excess of $25,000 for any single loss or $100,000 for all such losses;

               (xiii) the Company has not entered into any other transaction with any of its directors, officers and employees outside the Ordinary Course of Business;

               (xiv) the Company has not entered into any employment Contract or collective bargaining agreement, written or oral, or modified the terms of any existing Contract;

               (xv) the Company has not increased the compensation or benefits of any of its directors, officers and employees, except for changes in the Ordinary Course of Business, which, for this purpose shall not include any increase in annual salary or similar rate of pay greater than two and one-half percent (2 1/2%) per year or material increases in benefits not applicable to eligible employees generally;

               (xvi) the Company has not entered into, adopted, amended, modified or terminated any bonus, profit sharing, incentive, severance, or other plan, Contract, or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other Employee Benefit Plan);

               (xvii) the Company has not made any material change in any method of accounting or accounting principles or practice, except for any such change required by reason of a change in GAAP;

               (xviii) the Company has not changed its Tax accounting or Tax reporting principles, methods or policies;

               (xix) the Company has not made or revoked any election relating to Taxes, settled or compromised any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes;

               (xx) the Company has not instituted or settled any Legal Proceedings;

               (xxi) the Company has not loaned or advanced any money to any Person (other than advances to employees related to travel and expenses made in the Ordinary Course of Business); and

               (xxii) the Company has not committed or otherwise agreed to do any of the foregoing.

           (i) Undisclosed Liabilities. The Company has no material liabilities, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, including any liability for Taxes and any off-balance sheet liability (collectively, "Liabilities"), except for (A) Liabilities set forth in the Most Recent Balance Sheet, (B) Liabilities disclosed in Section 4(i) of the Disclosure Schedule, and (C) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business, which are not expected to be individually, or in the aggregate, material.

           (j) Legal Compliance; Permits. The Company has complied and is in compliance in all material respects with all Laws applicable to its business or operations, and no Legal Proceeding has been filed or commenced against it alleging any failure to so comply, and, to the Knowledge of the Company and Sellers, there are no facts or circumstances that could form the Basis for any such violation. Section 4(j) of the Disclosure Schedule contains a list of all material permits, approvals, authorizations, consents, licenses or certificates from any Governmental Entity that are required for the operation of the businesses of the Company as presently conducted.

           (k) Tax Matters.

               (i) The Company has duly and timely filed all Income Tax Returns and all other Tax Returns which, if properly prepared and filed, would involve more than an immaterial amount of Tax due, that it was required to file with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed. All such Tax Returns were true, correct and complete, in each case, in all material respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been fully paid and all Taxes incurred as of the date of the Most Recent Balance Sheet but not yet due have been adequately reserved for on the Most Recent Balance Sheet

          (which reserves or accounts are set forth on the Company's detailed balance sheet). There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company. All required estimated Tax payments sufficient to avoid any underpayment penalties have been made by or on behalf of the Company. The Company has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate taxing authorities all amounts to be so withheld and paid over for all periods under all applicable Laws.

               (ii) All deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of the Company have been fully paid or are being validly contested (which contested Taxes, if any, are listed in Section 4(k)(ii) of the Disclosure Schedule), and there are no other audits or to the Knowledge of any Seller or the Company, other investigations by any taxing authority in progress other than those listed in Section 4(k)(ii) of the Disclosure Schedule, nor has any Seller or the Company received any notice from any taxing authority that it intends to conduct such an audit or investigation or that any claim for unpaid Taxes has become a Lien of any kind against the property of the Company or is being asserted against the Company. No issue has been raised by any taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

               (iii) Section 4(k)(iii) of the Disclosure Schedule lists all federal, state, local and foreign franchise, sales or Income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 2000, indicates those franchise, sales and Income Tax Returns that have been audited and indicates those franchise, sales and Income Tax Returns that currently are the subject of audit. In addition, Section 4(k)(iii) of the Disclosure Schedule lists all franchise, sales and Income Taxes paid for taxable periods ended on or after December 31, 2000. No claim has been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction. Buyer has received complete copies of all franchise and Income Tax Returns and all audit reports issued within the last three
          (3) years with respect to such Tax Returns. The Company has not waived any statute of limitations in respect of Taxes or requested or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (iv) Neither the Company nor any other Person (including any Seller) on behalf of the Company has on or prior to the Closing Date
          (A) filed a consent under Code Section 341(f) concerning collapsible corporations, (B) agreed to or is required to make any adjustments pursuant to Code Section 481(a) or any similar provision of law or has any Knowledge that any taxing authority has proposed any such adjustment, or has any application pending with any taxing authority requesting permission for any change in accounting methods that relate to the Company or (C) executed or entered into a closing agreement pursuant to Code Section 7121 or any similar provision of law with respect to the Company. Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company is not a party to or bound by any Tax allocation, indemnity, sharing or similar arrangement or agreement. The Company (x) is not and has not been a member of an Affiliated Group filing a consolidated federal Income Tax Return (other than a group the common parent of which was the Company) and (y) has no liability for the Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of
          Law), as a transferee or successor, by Contract, or otherwise. No Seller is a foreign person within the meaning of Code Section 1445.

               (v) Except as provided in Section 4(k)(v) of the Disclosure Schedule, no property owned by the Company is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) "tax-exempt use property" within the meaning of Code
          Section 168(h)(1), (iii) "tax-exempt bond financed property" within the meaning of Code Section 168(g), (iv) subject to Code Section 168(g)(1)(A) or (v) "limited use property" within the meaning of Rev. Proc. 2001-28.

               (vi) The Company is not a party to or bound by (A) any Contract, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Buyer or its Affiliates by reason of Code Section 280G, (B) any private letter ruling of the Internal Revenue Service or comparable rulings of other taxing authorities or (C) any power of attorney with respect to any Tax matter that is currently in force.

               (vii) The Company has not constituted a "controlled corporation" (within the meaning of Code Section 355(a)(1)(A)) in a distribution of stock qualifying for tax-free treatment under Code Section 355 (A) in the two (2) years prior to the date hereof or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Code Section 355(e)) in conjunction with the transactions contemplated by this Agreement.

               (viii) There is no taxable income of the Company that will be required under applicable Tax Law to be recognized by Buyer or its Affiliates, including the Company, for a taxable period beginning after the Closing Date which taxable income was realized and resulted in economic income (i.e., the receipt of cash or other property arising from such realization) prior to the Closing Date.

               (ix) Section 4(k)(ix) of the Disclosure Schedule sets forth the tax basis of the fixed assets of the Company, for each of the Company's operating divisions, as of the Most Recent Fiscal Year End as such tax bases are reflected on the books and records of the Company.

           (l) Real Property.

               (i) Section 4(l)(i) of the Disclosure Schedule sets forth the address and legal description of each parcel of Owned Real Property. With respect to each parcel of Owned Real Property:

                    (A) Except as set forth in Section 4(l)(i)(A) of the
               Disclosure Schedule, the Company has good and marketable fee simple title, free and clear of all Liens, except Permitted Encumbrances;

                    (B) except as set forth in Section 4(l)(i)(B) of the
               Disclosure Schedule, the Company has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and

                    (C) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein.

               (ii) Section 4(l)(ii) of the Disclosure Schedule sets forth the address of each parcel of Leased Real Property and a true and complete list of all Real Property Leases for each such Leased Real Property (including the date and name of the parties to such Real Property Lease document). Sellers have delivered or made available to Buyer a true and complete copy of each such Real Property Lease document and in the case of any oral Lease, a written summary of the material terms of such Real Property Lease. Except as set forth in Section 4(l)(ii) of the Disclosure Schedule, with respect to each of the Real Property
          Leases:

                    (A) such Real Property Lease is legal, valid, binding,
               enforceable and in full force and effect;

                    (B) the transaction contemplated by this Agreement does not require the consent of any other party to such Lease, will not result in a breach of or default under such Real Property Lease and will not otherwise cause such Real Property Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                    (C) neither the Company nor, to the Knowledge of Sellers and the Company, any other party to the Real Property Lease is in material breach or default under such Lease; and

                    (D) the Company has not subleased, licensed or otherwise
               granted any Person the right to use or occupy such Leased Real Property or any portion thereof.

               (iii) The Owned Real Property identified in Section 4(l)(i) of the Disclosure Schedule and the Leased Real Property identified in
          Section 4(l)(ii) of the Disclosure Schedule (collectively, the "Real Property") comprise all of the real property used in the business of the Company; and the Company is not a party to any agreement or option to purchase any real property or interest therein.

               (iv) All buildings, structures, fixtures, building systems and equipment and all components thereof, included in the Real Property (the "Improvements") are, in all material respects, sufficient for the operation of the business of the Company.

               (v) The Company has not received written notice of any condemnation, expropriation or other proceeding in eminent domain affecting any parcel of Real Property or any portion thereof or interest therein.

               (vi) To the Knowledge of the Company and Sellers, the Owned Real Property is in material compliance with all applicable building, zoning, subdivision, health and safety and other land use Laws, and all insurance requirements affecting the Real Property (collectively, the "Real Property Laws"). The Company has not received any notice of violation of any Real Property Law and, to the Knowledge of the Company and Sellers, there is no reasonable Basis for the issuance of any such notice or the taking of any action for such violation.

               (vii) To the Knowledge of the Company and Sellers, the current use and occupancy of the Real Property and the operation of the business of Company as currently conducted thereon does not violate in any material respect any easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement affecting such Real Property.

               (viii) To the Knowledge of the Company and Sellers, none of the Real Property or any portion thereof is located in a flood hazard area (as defined by the Federal Emergency Management Agency).

           (m) Intellectual Property.

               (i) Since December 31, 1997, the Company has not interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights of any third Person in any material respect and, since December 31, 1997, neither the Company nor Sellers have received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any Person). To the Knowledge of the Company and Sellers, no Person has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of the Company in any material respect.

               (ii) Section 4(m)(ii) of the Disclosure Schedule identifies each patent or other registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or other application for registration which the Company has made with respect to any of its Intellectual Property and identifies each material license, sublicense, agreement, or other permission which the Company has granted to any Person with respect to any of its Intellectual Property (together with any exceptions).
          Section 4(m)(ii) of the Disclosure Schedule also identifies each material trade name or unregistered trademark, service mark, corporate name, fictional business name, Internet domain name and copyright used by the Company in connection with any of its businesses. With respect to each material item of Intellectual Property used by the Company in connection with any of its businesses:

                    (A) the Company possesses all right, title and interest in and to the item, free and clear of any Lien, license or other restriction;

                    (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                    (C) no Legal Proceeding is pending or, to the Knowledge of the Company and Sellers, threatened, and no opposition, cancellation proceeding or notice of such has been received, which challenges the legality, validity, enforceability, use or ownership of the item;

                    (D) the Company has taken reasonable steps to protect the
               Company's rights in and to each item and to prevent the unauthorized use thereof by any other person;

                    (E) all registrations have been effectively registered in
               accordance with all applicable legal requirements and are currently in compliance with all applicable legal requirements in all material respects (including as to payment of maintenance fees and the like);

                    (F) to the Knowledge of the Company and Sellers, there has been no prior use of any Intellectual Property by any Person which would confer upon such Person superior rights in the Intellectual Property.

               (iii) Section 4(m)(iii) of the Disclosure Schedule identifies each material item of Intellectual Property that any other Person owns and that the Company uses pursuant to license, sublicense, agreement or permission. With respect to each item of Intellectual Property required to be identified in Section 4(m)(iii) of the Disclosure
          Schedule:

                    (A) the license, sublicense, agreement or permission
               covering the item is legal, valid, binding, enforceable and in full force and effect in all material respects;

                    (B) no party to the license, sublicense, agreement or
               permission is in material breach or default and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration thereunder;

                    (C) no party to the license, sublicense, agreement or
               permission has repudiated any material provision thereof;

                    (D) the Company has not granted any sublicense or similar
               right with respect to the license, sublicense, agreement or permission; and

                    (E) no loss or expiration of the item is threatened, pending or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by Sellers or the Company, including without limitation, a failure by Sellers or the Company to pay any required maintenance fees).

           (n) Tangible Assets. The buildings, machinery, equipment and other tangible assets that the Company owns or leases, taken as a whole, are free from material defects (patent and latent), have been maintained in accordance with normal industry practice and are, in all material respects, in good operating condition and repair (subject to normal wear and tear).

           (o) Inventory. The inventory of the Company consists of raw materials and supplies, manufactured and processed materials, work in process and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured. Adequate reserves have been reflected in the Most Recent Balance Sheet for obsolete or otherwise unusable inventory and were calculated in a manner consistent with past practice and in accordance with GAAP.

           (p) Contracts. Section 4(p) of the Disclosure Schedule lists the following oral or written contracts, agreements, instruments, notes, bonds, indentures, leases, licenses, or binding commitments (collectively, "Contracts") to which the Company is a party as of the date hereof:

               (i) any Leases the payments of which exceed $20,000 annually;

               (ii) any Contract (or group of related Contracts), including purchase orders for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, that involves consideration in excess of $250,000 in the aggregate;

               (iii) any Contract concerning a partnership or similar joint venture;

               (iv) any Contract (or group of related Contracts) under which it has created, incurred, assumed, or guaranteed any Indebtedness in excess of $100,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

               (v) any Contract containing covenants not to compete by the Company in any line of business or with any Person in any geographical area or any material Contracts with any Person not to compete with the Company (other than as contained in employment agreements);

               (vi) any Contract with any of Sellers or their Affiliates (other than the Company);

               (vii) any collective bargaining agreement or other Contract with any labor union or association representing any employee of the Company;

               (viii) any Contract for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $150,000 or providing material severance benefits;

               (ix) any Contract under which it has advanced or loaned any amount to any of its directors, officers and employees (other than advances relating to travel and expenses made in the Ordinary Course of Business);

               (x) any Contract that relates to rebates, allowances or discounts outside the Ordinary Course of Business;

               (xi) any Contract providing for guarantee or surety by the Company;

               (xii) any Contract which provides for annual payments in excess of $250,000 pursuant to which, to the Knowledge of the Company or Sellers, the Company has agreed to indemnify another Person other than in connection with the sale of the Company's products; and

               (xiii) any Contract under which the Company has made advances or loans to any other Person amounts in the aggregate exceeding $25,000.

           With respect to each such Contract set forth on Section 4(p) of the Disclosure Schedule: (A) the agreement is legal, valid, binding, enforceable and in full force and effect in all material respects; (B) the Company is not, nor, to the Knowledge of the Company or Sellers, is any other party, in material breach or default and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification or acceleration, under the Contract; and (C) no party has repudiated any material provision of any such Contract.

           (q) Notes and Accounts Receivable; Accounts Payable.

               (i) All notes and accounts receivable of the Company are reflected properly on its books and records in accordance with GAAP, and are valid receivables subject to no setoffs or counterclaims. All accounts receivable of the Company have arisen from bona fide transactions in the Ordinary Course of Business.

               (ii) All accounts payable of the Company reflected in the Most Recent Balance Sheet or arising after the date thereof are the result of bona fide transactions in accordance with GAAP applied on a consistent basis.

           (r) Powers of Attorney. To the Knowledge of the Company and Sellers, there are no outstanding material powers of attorney executed on behalf of the Company.

           (s) Insurance. Section 4(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) with respect to which the Company is a party, a named insured or otherwise the beneficiary of coverage:

               (i) the type of insurance coverage;

               (ii) the name, address and telephone number of the agent;

               (iii) the name of the insurer, the name of the policyholder and the name of each covered insured;

               (iv) the policy number and the period of coverage; and

               (v) the premium, scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage.

           With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable and in full force and effect in all material respects; (B) neither the Company nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices) and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; (C) no party to the policy has repudiated any material provision thereof; (D) each are in such amounts and provide coverage that are reasonable and customary in light of the businesses, operations and properties of the Company; and (E) the insurer of such policy has not threatened to cancel such policy nor has any insurer cancelled a policy during the previous five years. Section 4(s) of the Disclosure Schedule describes any material self-insurance arrangements affecting the Company.

           (t) Litigation. Section 4(t) of the Disclosure Schedule sets forth each instance in which the Company or any of its officers, directors or employees of the Company with respect to their business activities on behalf of the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, (ii) is a defendant or, to the Knowledge of the Company and Sellers, is threatened to be made a defendant to any action, suit, proceeding, hearing or investigation or (iii) is a plaintiff to any material action, suit, proceeding, hearing or investigation ("Legal Proceeding") of, in or before any Governmental Entity.

           (u) Employees.

               (i) To the Knowledge of the Company, there is no dispute between the Company and any of its current and former employees or consultants related to compensation, severance pay, vacation benefits, pension benefits, or discrimination.

               (ii) Except as set forth in Section 4(u)(ii) of the Disclosure Schedule, (A) the Company is not a party to or bound by any collective bargaining agreement, (B) none of the Company's employees is represented by any labor organization, (C) the Company has not experienced any strike or material grievance, claim of unfair labor practices or other collective bargaining dispute within the past three
          (3) years, and (D) to the Knowledge of the Company and Sellers, there is no material grievance currently pending or threatened by any employee against the Company. The Company has not committed any material unfair labor practice. The Company and Sellers have no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Company. The Company is in compliance in all material respects with all currently applicable Laws respecting employment, equal employment opportunity, nondiscrimination, wages, hours and occupational health and safety. The Company is and, during the term of its current collective bargaining agreements, has been in compliance with all of its obligations under such collective bargaining agreements, except where any noncompliance could not reasonably result in material liability.

               (iii) Each individual who renders services to the Company who is or has been classified by the Company as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of Taxes and under Employee Benefit Plans) is and has been properly so characterized.

           (v) Employee Benefits.

           Section 4(v) of the Disclosure Schedule lists each Employee Benefit Plan that the Company has any Liability, contingent or otherwise, and separately identifies each such plan which is a "multiemployer plan" within the meaning of
Section 3(37) of ERISA ("Multiemployer Plan"). Except as set forth in Section 4(v) of the Disclosure Schedule:

               (i) Each such Employee Benefit Plan (and each related trust, insurance contract or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code and other applicable Laws;

               (ii) All required reports and descriptions (including Form 5500 annual reports, summary annual reports and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met in all material respects with respect to each such Employee Benefit Plan and each Employee Benefit Plan maintained by an ERISA Affiliate which is an Employee Welfare Benefit Plan subject to COBRA;

               (iii) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan;

               (iv) Each such Employee Benefit Plan that is intended to meet the requirements of a "qualified plan" under Code Section 401(a) is so qualified, and, to the Knowledge of the Company and Sellers, there are no facts or circumstances that could adversely affect the qualified status of any such Employee Benefit Plan;

               (v) There have been no non-exempt Prohibited Transactions with respect to any such Employee Benefit Plan or any Employee Benefit Plan maintained by an ERISA Affiliate. To the Knowledge of the Company and the Sellers, no Fiduciary has any Liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the investment of the assets or administration of any such Employee Benefit Plan. No Legal Proceeding with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Company or any Seller, threatened;

               (vi) Sellers have delivered to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (Form 5500, with all applicable attachments) and all related trust agreements, insurance contracts and other funding arrangements that implement each such Employee Benefit Plan;

               (vii) Section 4(v)(vii) of the Disclosure Schedule sets forth for each Employee Benefit Plan subject to Title IV of ERISA (other than any Multiemployer Plan) the amount, if any, by which the present value of the projected benefit obligations of such plan as shown on the January 1, 2003 Actuarial Valuation (calculated in accordance with the actuarial assumptions and methodologies used for GAAP financial disclosure purposes as set forth in the Financial Statements for the Most Recent Fiscal Year End, but adjusted for discount rates applicable as of the date hereof) exceed the fair market value of the assets (excluding any accrued and unpaid contributions) of such plan as of June 30, 2003;

               (viii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment becoming due to or increase any amount payable to any current or former employee, director or consultant of the Company, (B) require to be established or any amount to be contributed to any trust, insurance policy or other funding vehicle for the benefit of any current or former employee, director or consultant of the Company, or (C) result in the acceleration of the time of payment of, vesting of or other rights with respect to any compensation or benefits under any such Employee Benefit Plan or any employment, consulting, severance or similar agreement;

               (ix) If the Company and all of its ERISA Affiliates made a complete withdrawal from each Multiemployer Plan, the Company and its ERISA Affiliates would not have any liability to such Multiemployer Plan under Title IV of ERISA or the terms of such Multiemployer Plan; and

               (x) All representations set forth in subsections (i) through (ix) of this Section 4(v) with respect to any Multiemployer Plan are made only to the extent of the Knowledge of the Company and Sellers.

           (w) Guaranties. The Company is not a guarantor or otherwise responsible for any Liability (including Indebtedness) of any other Person.

           (x) Environmental Matters.

           The representations and warranties contained in this Section 4(x) are the sole and exclusive representations and warranties of the Company and Sellers, pertaining or relating to Environmental Requirements, Environmental Claims or Hazardous Substances.

           Except as disclosed in Section 4(x) of the Disclosure Schedule:

               (i) The Company and its predecessors have complied and are in compliance, in each case in all material respects, with all Environmental Requirements and, to the Knowledge of the Company and Sellers, there are no facts, circumstances or conditions that could reasonably be expected to prevent continued compliance with Environmental Requirements. There has been no release of Hazardous Substances at, on, under or from any property now or formerly owned, operated, or leased by or for the Company at concentrations exceeding those allowed by Environmental Requirements or requiring remedial activity under Environmental Requirements.

               (ii) Without limiting the generality of the foregoing, the Company has obtained, has complied with and is in compliance with, in each case in all material respects, all material permits, licenses and other authorizations that are required pursuant to Environmental Requirements for the occupation and use of its facilities and the operation of its business; a list of all such material permits, licenses and other authorizations is set forth on Section 4(x)(ii) of the Disclosure Schedule.

               (iii) Since December 31, 1997, the Company has not received any written notice, report or other information regarding any actual or alleged material violation of Environmental Requirements, or any material Liabilities or potential material Liabilities, including any material investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental Requirements, and, to the Knowledge of the Company and Sellers, no facts, circumstances or conditions exist prior to December 31, 1997, regarding actual or alleged violations by or Liability or potential liability of the Company or the Subsidiaries under Environmental Requirements that individually or in the aggregate would reasonably be expected to result in the Company incurring material environmental Liabilities under Environmental Requirements.

               (iv) Neither the Company nor any of its predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to material liabilities, including any material Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to CERCLA, or the Solid Waste Disposal Act, as amended ("SWDA"), or any other Environmental Requirements.

               (v) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any material obligations for site investigation or cleanup, or notification to or consent of Government Entities or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental Requirements, including, but not limited to the Industrial Site Recovery Act.

           (y) Certain Business Relationships with Company. None of Sellers, their Affiliates and the Company's directors, officers, employees and shareholders have been involved in any material business arrangement or relationship with Company within the past twelve (12) months and none of the Sellers, their Affiliates and Company's directors, officers, employees and shareholders owns any material asset, tangible or intangible, that is used in the business of the Company. Except as set forth in Section 4(y) of the Disclosure Schedule, none of the Company's Affiliates, officers, directors, employees, stockholders or any of their Affiliates owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company.

           (z) Customers and Suppliers. Section 4(z) of the Disclosure Schedule lists the ten (10) largest customers of the Company's Lehigh Direct division, the ten (10) largest customers of the Company's Lehigh Lithographers division and the ten (10) largest suppliers of the Company for the Most Recent Fiscal Year End and sets forth opposite the name of each such customer the dollar sales and approximate percentage of consolidated net sales attributable to such customer during such fiscal year and opposite the name of each such supplier the dollar purchases attributable to such supplier. Since the date of the Most Recent Fiscal Year End the customers listed on Section 4(z) of the Disclosure Schedule have not indicated in writing that they shall stop, or materially decrease the rate of, buying materials, products or services from the Company. In addition, the Company has not received any written notice from any such supplier of any material adverse change in the price (excluding normal price fluctuations), quality and delivery terms and conditions on which such supplier will continue to make delivery of such item or in the financial condition of such supplier, and, to the Knowledge of the Company and Sellers, the consummation of the transactions contemplated by this Agreement will not cause any of such events to happen.

           (aa) Bank Accounts. Section 4(aa) of the Disclosure Schedule contains a complete and correct list of the names and locations of all banks in which the Company has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto, and with respect to such accounts, the purpose for and the account number for each such account.

           (bb) Product Quality and Warranty Claims. All products and services sold, rented, leased, provided or delivered by the Company to customers on or prior to the Closing Date conform or will conform in all material respects to applicable Contractual commitments, express and implied warranties, product and service specifications and quality standards, and, to the Knowledge of the Company and Sellers, the Company does not have any Liability for replacement or repair thereof or other damages in connection therewith, except for adjustments made in the Ordinary Course of Business consistent with past practice. To the Knowledge of the Company and Sellers, no product or service sold, leased, rented, provided or delivered by the Company to customers on or prior to the Closing Date pursuant to a Contract which provides for annual payments in excess of $250,000 is subject to any guaranty, warranty or other indemnity for consequential damages or other damages other than for the repair or replacement thereof.

           (cc) Books and Records. The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Company. The Company has not engaged in any transaction, maintained any bank account or used any funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company. The Company has established and maintains disclosure controls and procedures that are commercially reasonable and, to the Knowledge of the Company and Sellers, such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer or its principal financial officer to material information which such principal officers and independent auditors deem necessary to be provided to them.

           5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

           (a) General. Each of the Parties will use his, her or its commercially reasonable efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

           (b) Notices and Consents. The Company shall, and Sellers will cause the Company to, give any notices to third parties and will cause the Company to use its commercially reasonable efforts to obtain the third-party consents set forth in or contemplated by Sections 3(a) and 4(c) (unless otherwise indicated on Section 4(c) of the Disclosure Schedule). Buyer will give any notices to the third-parties and will use commercially reasonable efforts to obtain the third-party consents set forth on Annex II or contemplated by Section 3(b). Each of the Parties will give any notices to, make any filings with and use their respective commercially reasonable efforts to obtain any authorizations, consents and approvals of Governmental Entities in connection with the matters referred to in Sections 3(a)(ii), 3(b)(iii) and 4(c)(i) above. Without limiting the generality of the foregoing, within ten (10) Business Days after the date hereof, each of the Parties will file any Notification and Report Forms and related material that he, she or it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, or any similar reports required to be filed with any foreign jurisdiction, will use his, her or its commercially reasonable efforts to obtain a waiver from the applicable waiting period and will make any further filings pursuant thereto that may be necessary, proper or advisable in connection therewith. Notwithstanding anything to the contrary contained in this Agreement, neither Buyer nor any of its Affiliates shall be required to hold separate (including by trust or otherwise) or divest any of their respective businesses or assets or agree to any limitation on the operation or conduct of their respective businesses with respect to obtaining such authorization, consents, approvals and waivers referred to in this Section 5(b). Sellers shall submit to the New Jersey Department of Environmental Protection ("NJDEP"): (a) within five (5) Business Days of execution of this

Agreement, an Initial Notice under ISRA (the "GIN"); and (b) no later than ten
(10) Business Days after the execution of this Agreement, a request for Expedited Review with supporting documentation, which shall include, but not be limited to (i) the previously submitted December 23, 2002 Preliminary Assessment, (ii) a Negative Declaration Affidavit, and (iii) the NJDEP Entire Site Unrestricted Use No Further Action Letter and Covenant Not to Sue dated January 6, 2003.

           (c) Operation of Business. Between the date of this Agreement and the Closing Date , the Company shall not, and Sellers will cause the Company and its Subsidiaries not to, engage in any practice, take any action or enter into any transaction outside the Ordinary Course of Business except for such actions and transactions contemplated by this Agreement. Without limiting the generality of the foregoing, except as otherwise consented to in writing by Buyer or as set forth in Section 5(c) of the Disclosure Schedule or otherwise contemplated hereby, the Company shall not, and the Sellers will cause the Company and its Subsidiaries not to,

               (i) declare, set aside or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock,

               (ii) take any action out of the Ordinary Course of Business to generate Cash or increase Net Working Capital;

               (iii) change or modify its credit, collection or payment policies, procedures or practices, including acceleration of collections of receivables (whether or not past due) or failure to pay or delay payment of payables or other liabilities outside the Ordinary Course of Business;

               (iv) reduce the volume of production or purchases of inventory, other than as a result of then current reasonable business demands in the Ordinary Course of Business;

               (v) transfer, issue, sell or dispose of any shares of capital stock or other securities of the Company, or grant options, warrants, calls or other rights to purchase or otherwise acquire capital stock or other securities of the Company or amend any outstanding options, warrants, calls or other such rights;

               (vi) effect any recapitalization, reclassification, stock split or like change in the capitalization of the Company;

               (vii) incur, create, assume or guarantee any Indebtedness except as set forth on Section 5(c)(vii) of the Disclosure Schedule;

               (viii) cancel or compromise any debt or claim or waive or release any material right of the Company except in the Ordinary Course of Business;

               (ix) permit the Company to enter into or agree to enter into any merger or consolidation with, any Person, and not engage in any new business or invest in, make a loan, advance (other than advances to employees related to travel and expenses made in the Ordinary Course of Business) or capital contribution to, or otherwise acquire the securities of any other Person or to form any new Subsidiary;

               (x) make or revoke any election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable Law or GAAP, make any change to any of its methods of accounting or methods of reporting income or deductions for Tax or accounting practice or policy from those employed in the preparation of its Tax Return most recently filed prior to the date of this Agreement;

               (xi) agree to make any capital expenditures except for such capital expenditures which are set forth on Section 5(c)(xi) of the Disclosure Schedule;

               (xii) amend or modify the Company's articles of incorporation or by-laws;

               (xiii) terminate the employment or services of any officer or key employee of the Company;

               (xiv) except as set forth on Section 5(c)(xiv) of the Disclosure Schedule, adopt, enter into or amend any Employee Benefit Plan, or enter into any employment, consulting or severance agreement, except to the extent required to comply with applicable Law or the terms of any contract in effect prior to the date hereof; or

               (xv) otherwise engage in any practice, take any action or enter into any transaction of the sort described in Section 4(h) above.

           (d) Preservation of Business. The Company shall, and Sellers shall cause the Company, to use commercially reasonable efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, insurance policies and relationships with lessors, licensors, suppliers, customers, employees and others having a business relationship with the Company. Without limiting the generality of the foregoing, except as otherwise consented to in writing by Buyer, the Company shall, and Sellers will cause the Company to: (i) (A) maintain the books, accounts and records of the Company in the Ordinary Course of Business and in accordance with GAAP, (B) continue to collect accounts or trade receivables and pay accounts payable in the Ordinary Course of Business, and (C) comply with all contractual and other obligations applicable to the operations of the Company in the Ordinary Course of Business; and (ii) continue to make capital expenditures in the Ordinary Course of Business consistent with the disclosure set forth on
Section 5(c)(xi) of the Disclosure Schedule.

           (e) Access.

               (i) Between the date of this Agreement and the Closing Date, the Company shall permit, and Sellers will permit and will cause the Company to permit, upon prior notification and approval, representatives of Buyer (including legal counsel, accountants and other advisors) to have access at all reasonable times, during normal business hours, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), Contracts and documents of or pertaining to Company. Additionally, as reasonably requested by Buyer and subject to the approval of the Company's chief executive officer in each instance, the Company and Sellers will coordinate or will cause to be coordinated meetings (whether in person or by telephone) between representatives of customers of, or suppliers to, the Company and representatives of Buyer. All requests by Buyer for any access, for Confidential Information, meetings with Company personnel or the Company's customers or suppliers or inspection of the Company's properties shall be made to the Company's CEO. Buyer hereby confirms and agrees that it will observe the terms and conditions of the Confidentiality Agreement, and shall be deemed the signatory to the Confidentiality Agreement as if it had been an original signatory thereto. Between the date of this Agreement and Closing, the Company will provide Buyer with copies of unaudited balance sheets of the Company and the related unaudited statements of income and cash flows for each month end and quarter end after the date of the Most Recent Balance Sheet as promptly as practicable, but in any event within thirty (30) calendar days, after each such month end and quarter end, prepared in the Ordinary Course of Business in accordance with GAAP applied on a basis consistent with past practice.

               (ii) Notwithstanding anything to the contrary set forth herein or in any other agreement (including the Confidentiality Agreement) to which the Parties are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated by this Agreement, shall not apply to the tax structure or tax treatment of such transactions, and each Party (and any employee, representative or agent of any Party) may disclose to any and all Persons, without limitation of any kind, the tax structure and tax treatment of such transactions; provided, however, that such disclosure shall not include the name (or other identifying information not relevant to the tax structure or tax treatment) of any Person and shall not include information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

           (f) Notice of Developments. The Company and Sellers will give prompt written notice to Buyer of any breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the others of any breach of any of his, her or its own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this
Section 5(f), however, shall be deemed to amend or supplement Annex I, Annex II or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

           (g) Exclusivity. Neither the Company nor any Seller shall (and Sellers will cause the Company not to) (i) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation or share exchange), (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing, or (iii) sell, transfer, assign, hypothecate, mortgage or pledge and of the Company Shares or sell, transfer or assign all or substantially all of the assets of the Company, or agree to do any of the foregoing.

           (h) Updates to Environmental Assessments. Within thirty (30) days after the date hereof, the Company shall, and Sellers shall cause the Company to, use its commercially reasonable efforts to obtain and have delivered to Buyer at Buyer's expense updates of the Phase I Environmental Site Assessments previously prepared for the Company in December 2002, copies of which have previously been provided to Buyer.

           (i) Repayment of Loans and Affiliate Transactions. On or prior to the Closing Date, the Company and Sellers shall cause (i) all loans or other advances made by the Company to any of Sellers or any Affiliate of the Company or any of Sellers, including any accrued and unpaid interest thereon, to be repaid in full in cash or by offset to the Company, and (ii) any and all Contracts or other arrangements between the Company and any Affiliate of the Company or any Affiliate of any Seller, other than those listed on Section 5(i) of the Disclosure Schedule, to be terminated.

           (j) Indebtedness. No later than three (3) Business Days prior to the Closing Date, the Company and Sellers shall use their commercially reasonable efforts to deliver to Buyer (i) forms of pay-off letters (if customarily available) in respect of all outstanding Indebtedness identified by Buyer reasonably in advance of the Closing that is anticipated to be repaid with financing supplied by the Buyer as part of the transactions contemplated by this Agreement and (ii) the notice setting forth the Estimated Purchase Price.

           (k) Transaction Expenses. No later than three (3) Business Days prior to the Closing Date, the Company and Sellers shall use their commercially reasonable efforts to deliver to Buyer pay-off letters in respect of the Transaction Expenses which will remain unpaid as of the Closing from any and all third-party service providers to whom payments are required to be made by the Company in connection with the transactions contemplated by this Agreement and which third-party service providers customarily provide pay-off letters. The pay-off letters shall provide that the amounts set forth therein represent payment in full for all fees and expenses payable by the Company in connection with the transactions contemplated by this Agreement through the Closing Date. At or prior to the Closing either the Company or Sellers shall pay and discharge all Transaction Expenses or such Transaction Expenses shall be deducted from the Purchase Price in accordance with Section 2(b).

           (l) Assistance with Financing. In order to assist with the financing of the transactions contemplated hereby, the Company shall, to the extent requested in writing by Buyer and at Buyer's expense, reasonably cooperate with Buyer and use its commercially reasonable efforts to assist Buyer in obtaining the financing contemplated under the Commitment Letters.

           (m) Company Stock Options. To the extent such Option Termination Agreements (as defined below) were not entered into in connection with the execution hereof, the Company shall, and Sellers will cause the Company to, notify all holders of Company Stock Options as soon as practicable after the date of this Agreement that this Agreement has been approved by the board of directors of the Company and executed by the Company and will, consistent with the Company Stock Options between the Company and the holders of such Company Stock Options, cause each holder of the Company Stock Options, in connection with and contingent upon Closing hereunder, to execute and deliver an agreement in the form attached hereto as Exhibit E (each an "Option Termination Agreement") pursuant to which such holder will agree not to exercise such Company Stock Option and to surrender and agree to the cancellation of such Company Stock Option in exchange for the right to receive the payment specified in the Option Termination Agreement (the "Option Cash Consideration").

           (n) Restricted Stock Agreement; Corporate Governance Agreement. At or prior to the Closing, the Company shall, and the Sellers shall cause the Company to, cause (i) the Restricted Stock Agreement (the "Restricted Stock Agreement") by and among the Company, John D. DePaul and Raymond A. Frick, Jr., dated as of May 19, 1998, and (ii) the Agreement Regarding Corporate Governance (the "Corporate Governance Agreement") by and among the Company, John D. DePaul and Raymond A. Frick, Jr., dated as of May 19, 1998, to be terminated and be of no further force and effect and the Company to be released from all Liability thereunder.

           (o) Lehigh Puerto Rico; Puerto Rico Asset Purchase Agreement. At or prior to the Closing, the Company shall, and the Sellers shall cause the Company to, cause Lehigh Puerto Rico to obtain releases, in form and substance reasonably satisfactory to Buyer, pursuant to which Lehigh Puerto Rico and the Company shall be fully and unconditionally released from all outstanding Liabilities, including, but not limited to, all Liabilities created by or arising from that certain Asset Purchase Agreement, dated as of May 15, 2000, between Lehigh Puerto Rico and L.P.P.R., Inc. (the "Puerto Rico Asset Purchase Agreement").

           (p) Split Dollar Life Insurance Assignment. Prior to the Closing, John D. DePaul shall cause the split dollar life insurance agreement, described more fully on Section 5(p) of the Disclosure Schedule, to be terminated, and, in connection therewith, pay to the Company in cash an amount equal to the excess of the cash surrender value of such policy over any policy loans taken thereunder, and, the Company shall transfer ownership of the policy to John D. DePaul (subject to such policy loan) and release any collateral assignments and other security, and the Company shall be fully and unconditionally released from any Liabilities the Company may have had with respect to the split dollar life insurance policies on the life of John D. DePaul with respect to which such split dollar life insurance agreements relate, including, but not limited to, with respect to the payment of premiums for such policy (collectively, the "Split Dollar Life Insurance Assignment"). At or prior to Closing, John D. DePaul shall provide evidence, in form and substance reasonably satisfactory to Buyer, that the Split Dollar Life Insurance Assignment has been effected.

           (q) Buyer's Financing. Buyer will use commercially reasonable efforts to obtain the financing contemplated by the Commitment Letters.

           (r) Release of Liens. At or prior to the Closing, the Company shall, and the Sellers shall cause the Company to, use its commercially reasonable efforts to cause the Liens identified by Buyer reasonably in advance of the Closing (but not including the Liens set forth on Section 5(r) of the Disclosure Schedule unless Buyer's Lenders require any of such Liens to be released at the Closing) to be released and terminated; provided that to the extent any of such Liens secure any Indebtedness which constitutes Closing Indebtedness (the "Specified Liens"), Sellers shall only be obligated to use commercially reasonable efforts to have such Liens released and terminated to the extent that Buyer at Closing provides the funds to repay such Indebtedness. The Company shall, and the Sellers shall cause, the Company to use its commercially reasonable efforts to file, or cause to be filed, Form UCC-3 termination statements and obtain, or use its commercially reasonable efforts to cause to be obtained, any other releases, consents, waivers, or similar documents necessary to effect the release of such Liens as and to the extent contemplated in the previous sentence.

           (s) Payment of Accrued Bonuses. On the day following the Closing, the Buyer will cause the Company to pay the Specially Designated Employee an amount equal to the Specially Designated Employee's pro-rata portion (through the date of termination of employment) of the Company's accrued 2003 bonus (provided such annualized bonus does not exceed $50,000) as of the Closing Date (the "Special Bonus Payment"). The Special Bonus Payment shall not constitute a Transaction Expense and shall not result in any reduction to the Purchase Price. Other than the Special Bonus Payment that will be made pursuant to the previous sentence, the Company is not required to pay any employee any portion of the Company's accrued 2003 bonus at or prior to the Closing; however, Buyer agrees that it shall cause the Company to pay such accrued 2003 bonuses (to the extent accrued as of the Closing) to the Company's current employees following the end of the 2003 fiscal year in the Ordinary Course of Business but not later than 70 days following the Closing Date. Buyer shall consult with Sellers' Representative with respect to the allocation of such payments to such employees.

           (t) SERP Payments. On the Closing Date, the Company shall pay a lump sum payment ("SERP Payment") to William Love and to Raymond A. Frick, Jr., in full satisfaction of the benefits accrued as of such date by William Love under the Company's Supplemental Executive Retirement Plan and by Raymond A. Frick, Jr. under the supplemental retirement benefit provisions of his employment agreement.

           6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

           (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification thereof under Section 8 below or to the extent that such costs and expenses would constitute Transaction Expenses).

           (b) Litigation Support. In the event that and for so long as any Party actively is contesting or defending against any Legal Proceeding in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving Company, each of the other Parties (if and only to the extent that neither (A) such other Party or Parties are not adverse to the contesting or defending party in such Legal Proceeding nor (B) the contesting or defending Party is entitled to indemnification therefor under Section 8 below), will cooperate with him, her or it and his, her or its counsel in the contest or defense, make available their personnel and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party.

           (c) D & O Insurance. Buyer will cause the Company to purchase a three
(3) year extension of the Company's existing directors' and officers' insurance policy; provided, that, the cost of such extension shall not exceed 150% of the current annual premium of such policy; provided, however, in the event the cost exceeds such amount, Buyer shall cause the Company to purchase as favorable a policy as possible at such price, or, at the election of Sellers, Sellers may pay such additional cost so that a three (3) year extension of the current policy is purchased.

           (d) Severance Pay Plan. Buyer will cause the Company for a period of one (1) year following the Closing to maintain a severance pay plan substantially in the form of Section 6(d) of the Disclosure Schedule.

           (e) Transition. For a period of two (2) years following the Closing, no Seller will, directly or indirectly, take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

           (f) Confidentiality. Sellers will treat and hold as confidential all Confidential Information, refrain from using any Confidential Information except in connection with this Agreement and any other commercially reasonable non-competition purpose (including preparation of Tax Returns) and, at the request of Buyer, deliver promptly to Buyer or destroy all tangible embodiments (and all copies) of Confidential Information in their possession, other than with respect to Confidential Information being used solely for commercially reasonable non-competition purposes (including the preparation of Tax Returns), which may be retained for so long as such Confidential Information is being used solely for such purposes. In the event that any Seller is requested or required pursuant to oral or written question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any Confidential Information, such Seller will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this
Section 6(f). If, in the absence of a protective order or the receipt of a waiver hereunder, any Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Seller may disclose the Confidential Information to the tribunal; provided, however, such Seller will use her, his or its commercially reasonable efforts to obtain, at the reasonable request and expense of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer will designate.

(g)        Covenant Not to Compete; Non-Solicitation.

               (i) For a period of five (5) years from and after the Closing Date (the "Restricted Period"), each Seller will not without the written consent of the Company and except on behalf of the Company, directly or indirectly, engage in, own (in whole or in part), manage, control, participate in, work for, permit his name to be used by, consult with, render services for, do business with or otherwise assist in any manner or maintain any interest (whether proprietary, financial or otherwise) in, or provide or arrange any financing for, any Person or entity (whether as director, officer, employee, agent, representative, security holder, equity owner, partner, member, consultant or otherwise) engaged in any way in any businesses currently conducted by the Company; provided, however, that ownership of less than three percent (3%) of the outstanding stock of any publicly-traded corporation will not be deemed engagement in any of its businesses; and, provided further, that nothing herein shall prohibit John D. DePaul from maintaining his ownership interest and other relationship with L.P.P.R., Inc., so long as L.P.P.R., Inc. (or any of its subsidiaries or Affiliates) does not, directly or indirectly, compete with the Company. If the final judgment of a court of competent jurisdiction declares that any term or provision of this
          Section 6(g) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

               (ii) Without limiting the generality of Section 6(g)(i) above, each Seller further agrees that during the Restricted Period, such Seller will not, directly or indirectly, cause, solicit, induce or in any manner encourage (A) any independent contractor, producer, customer, licensor, supplier, agent or business partner of the Company, to terminate or adversely change her, his or its relationship with the Company or (B) any present employee of the Company or an employee during the Restricted Period, to leave the employ of the Company or hire, employ or otherwise engage any such individual; provided that the restrictions set forth in this paragraph (ii) shall not apply to William Love.

               (iii) The covenants and undertakings contained in this Section 6(g) relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this
          Section 6(g) will cause irreparable injury to the parties, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Therefore, Buyer will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 6(g). The rights and remedies provided by this Section 6(g) are cumulative and in addition to any other rights and remedies which Buyer may have hereunder or at law or in equity. Buyer and Sellers acknowledge that the Purchase Price represents fair and adequate consideration for all the Company Shares and accordingly, no portion of the Purchase Price is allocable to the foregoing covenant.

           7. Conditions to Obligation to Close.

           (a) Conditions to Buyer's Obligation. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Section 4 (other than the representations and warranties set forth in Sections 4(a), (b) and (c)) above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by terms such as "material", "Material Adverse Effect," and "Material Adverse Change" in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date, and the representations and warranties set forth in Section 3(a) and Sections 4(a), (b) and (c) above shall be true and correct in all respects at and as of the Closing Date;

               (ii) the Company and Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing, except (A) to the extent that such covenants are qualified by terms such as "material", "Material Adverse Effect," and "Material Adverse Change" and (B) with respect to the covenants contained in Sections 5(i), (j), (k), (m), (n), (o), (p), (r) and (s) in which case Sellers shall have performed and complied with all of such covenants in all respects through the Closing;

               (iii) the Company shall have procured all of the third-party consents specified in Section 5(b) above, each of which shall be reasonably satisfactory to Buyer in form and substance;

               (iv) no action, suit or proceeding shall be pending before any Governmental Entity wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Buyer to own Company Shares and to control Company or (D) affect materially and adversely the right of Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

               (v) Sellers shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in Sections 7(a)(i) through (iii) is satisfied in all respects;

               (vi) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

               (vii) Buyer shall have received from the Company a Certificate of Secretary and incumbency certificate, including the following attachments (A) Articles of Incorporation, certified as of a recent date by the Secretary of State of the Commonwealth of Pennsylvania,
          (B) bylaws of the Company, and (C) resolutions of directors and shareholders, if necessary, approving this Agreement and the transaction contemplated hereby;

               (viii) Sellers shall have delivered to Buyer copies of the certificate of good standing of Company issued on or soon before the Closing Date by the Secretary of State (or comparable officer) of the Commonwealth of Pennsylvania;

               (ix) each Seller shall have provided Buyer with an affidavit of non-foreign status that complies with Section 1445 of the Code;

               (x) Buyer shall have received financing under and in accordance with the terms of the Commitment Letters;

               (xi) the Executive Agreement shall not have been terminated by John R. DePaul and shall be in full force and effect;

               (xii) the Closing EBITDA shall not be less than Fifteen Million Two Hundred Fifty Thousand Dollars ($15,250,000); and

               (xiii) Provided that Buyer shall have provided the funds to do so, Buyer shall have received evidence satisfactory to Buyer that all Indebtedness of the Company identified by Buyer reasonably in advance of the Closing shall have been repaid and extinguished or will be repaid and extinguished at the Closing;

               (xiv) Provided that Buyer shall have provided the funds to do so, Buyer shall have received evidence satisfactory to Buyer that all Specified Liens on the assets and properties of the Company identified by Buyer reasonably in advance of the Closing have been unconditionally released and terminated;

               (xv) the updates to the Phase I Environmental Site Assessments referred to in Section 5(h) hereof shall have been obtained; and

               (xvi) all actions to be taken by Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

           Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

           (b) Conditions to Sellers' Obligation. Sellers' obligation to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by terms such as "material" and "Material Adverse Effect," in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date;

               (ii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as "material" and "Material Adverse Effect," in which case Buyer shall have performed and complied with all of such covenants in all respects through the Closing;

               (iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (iv) Buyer shall have delivered to Sellers a certificate to the effect that each of the conditions specified above in Sections 7(b)(i) through (ii) is satisfied in all respects;

               (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act and other similar provisions required by any foreign jurisdiction shall have expired or otherwise been terminated.

           Sellers may waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing.

           8. Remedies for Breaches of this Agreement.

           (a) Survival of Representations and Warranties. All of the representations and warranties contained in Section 4 above (other than Sections 4(b), (d), (f), (k) and (x) and subsection (i)(A) of Section 4(l) above) shall survive the Closing hereunder and continue in full force and effect for a period of eighteen (18) months thereafter. The representations and warranties contained in subsection (i)(A) of Section 4(l) above shall survive the Closing and continue in full force and effect for a period of five (5) years. All of the other representations and warranties contained in this Agreement (including the representations and warranties contained in Section 3 above and the representations and warranties contained in Sections 4(b), (d), (f), (k) and (x) above) shall survive the Closing and continue in full force and effect until thirty (30) days following the expiration of the applicable statutes of limitations (including any extension thereto, whether automatic or permissive).

           (b) Indemnification Provisions for Buyer's Benefit.

               (i) Each Seller shall, jointly and severally, indemnify, defend and hold harmless Buyer, the Company and their respective directors, officers, employees, stockholders, Affiliates, successors and assigns (collectively the "Buyer Indemnified Parties") from and against:

                    (A) any and all Damages resulting from, arising out of or
               caused by the failure of any representation or warranty contained herein or in the Closing Certificate referred to in Section 7(a)(v) or the Disclosure Schedule (other than the representations and warranties contained in Section 3(a)), to be true and correct in all respects as of the date made; provided that Buyer makes a written claim for indemnification against the Sellers pursuant to Section 10(h) below within the applicable survival period, if any, set forth in Section 8(a); provided further, that (x) that all references to materiality, Material Adverse Effect and Material Adverse Change in the representations and warranties contained in Section 4 hereof shall be omitted and disregarded from this Agreement for the purpose of determining the amount of Damages hereunder; (y) Sellers shall not have any obligation to indemnify any Buyer Indemnified Party from and against any Damages resulting from or caused by the failure of any representation or warranty contained in Section 4 to be true and correct in all respects as of the date made (other than the representations and warranties contained in Sections 4(b), (d),
               (f), (k) and (x) and subsection (i)(A) of Section 4(l) above) until the Buyer Indemnified Parties have suffered Damages by reason of such breach in excess of an amount equal to Five Hundred Thousand Dollars ($500,000) (the "Basket Amount") (after which, Sellers will only be obligated to indemnify the Buyer Indemnified Parties from and against all such Damages to the extent such Damages exceed, in the aggregate, the Basket Amount) and (z) the aggregate amount of all Damages for which Sellers shall be obligated to indemnify the Buyer Indemnified Parties with respect the failure of the representations and warranties of Sellers contained in Section 4 to be true and correct in all respects as of the date made (other than the representations and warranties contained in Sections 4(b), (d), (f), (k) and (x) and subsection (i) (A) of Section 4(l) above) shall be limited to Ten Million Dollars ($10,000,000) and, with respect to the representations and warranties contained in Section 4(x), shall be limited to fifty percent (50%) of the Purchase Price and, further, with respect to the representations and warranties contained in Sections 4(b), (d), (f) and (k) shall be limited to one hundred percent (100%) of the Purchase Price.

                    (B) any and all Damages resulting from, arising out of or
               caused by the breach of any covenant or other agreement contained in this Agreement (other than the covenants contained in Sections 2(a) and Section 6 above);

                    (C) any and all Transaction Expenses (except to the extent that such are deducted from the Purchase Price in accordance with
               Section 2(b) or have been paid prior to the Closing); and

                    (D) any and all Taxes of the Company and its Subsidiaries
               with respect to any Tax period ending on or prior to the Closing Date and the pre-Closing portion of any Tax period beginning before and ending after the Closing Date (determined as provided in Section 10(p)(viii)), and any and all Damages with respect thereof; provided, however, that in the case of Taxes which would have constituted Accrued Other Taxes had such Taxes been finally determined to be due and payable as of the day before the Closing Date, such indemnity shall not exceed the excess, if any, of (x) fifty percent (50%) of such Taxes over (y) the Accrued Other Taxes Adjustment, and any and all Damages with respect thereof.

               (ii) Each Seller shall severally (and not jointly and severally) indemnify, defend and hold harmless the Buyer Indemnified Parties from and against any and all Damages resulting from, arising out of or caused by (A) the breach of such Seller's individual covenants contained in Section 2(a) or Section 6 above or (B) the failure of such Seller's representations and warranties contained in Section 3(a) above to be true and correct in all respects as of the date made; provided that Buyer makes a written claim for indemnification against such Seller pursuant to Section 10(h) below within the applicable survival period, if any, set forth in Section 8(a).

               (iii) Any Damages payable hereunder shall be (A) reduced for Income Tax benefits actually recognized by the Buyer Indemnified Parties as a result of the event giving rise to payments hereunder for such Damages and increased for any Taxes actually incurred by the Buyer Indemnified Parties as a result of the receipt of payments hereunder for such Damages, and (B) calculated net of any insurance proceeds actually received by Buyer or the Company in respect thereof.

               (iv) Sellers shall have no recourse against the Company or its directors, officers, employees, Affiliates, agents, attorneys, representatives, assigns or successors for any indemnification claims asserted by the Buyer Indemnified Parties.

           (c) Indemnification Provisions for Sellers' Benefit. In the event Buyer breaches any of its representations, warranties and covenants contained herein and provided that any Seller makes a written claim for indemnification against Buyer pursuant to Section 10(h) below within the survival period (if there is an applicable survival period pursuant to Section 8(a) above), then Buyer agrees to indemnify, defend and hold harmless each Seller, its trustees, heirs and agents, and any successors to Seller's interests and their trustees, heirs and agents (the "Seller Indemnified Parties") from and against the entirety of any Damages suffered resulting from or caused by the breach.

           (d) Matters Involving Third Parties.

               (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third-Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is actually and materially prejudiced.

               (ii) (A) Except as provided in clause (B) below, any Indemnifying Party will have the right to assume the defense of the Third-Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party at any time within thirty (30) days after the

          Indemnified Party has given notice of the Third-Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third-Party Claim actively and diligently thereafter in order to preserve its rights in this regard.

                    (B) Buyer shall have the exclusive right to control the
               conduct of any Third Party Claim with respect to Taxes; provided, however, that, in the case of a Third Party Claim with respect to Taxes that Sellers are liable or responsible for under Section 8 or otherwise, (i) Buyer shall keep the Sellers' Representative reasonably informed and consult seriously and in good faith with the Sellers' Representative and its tax advisors with respect to any issue relating to such Third Party Claim; (ii) Buyer shall promptly provide the Sellers' Representative with copies of all correspondence, notices and other written materials received from any taxing authorities and shall on a current basis otherwise keep the Sellers' Representative and its tax advisors advised of significant developments in the Third Party Claim and of significant communications involving representatives of the taxing authorities with respect to the Third Party Claim; (iii) the Sellers' Representative may request that Buyer take a position in respect of such Third Party Claim, and Buyer shall do so provided that (A) there exists substantial authority for such position within the meaning of the accuracy-related penalty provisions of Section 6662 of the Code and (B) the adoption of such position would not adversely affect the Tax liability of Buyer or any of its Affiliates for any post-Closing period or portion thereof (unless the Sellers' Representative agrees on behalf of Sellers to indemnify and hold harmless Buyer and its Affiliates from and against such adverse effect); (iv) Buyer shall provide the Sellers' Representative with a copy of any written submission to be sent to a taxing authority prior to the submission thereof (with reasonable time for review by the Sellers' Representative and its tax advisors) and shall give serious and good faith consideration to any comments or suggested revisions that the Sellers' representative or its tax advisors may have with respect thereto; and (v) there shall be no settlement, resolution, or closing or other agreement with respect thereto without the consent of the Sellers' Representative, which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, the withholding of consent will not be regarded as unreasonable if the Sellers' Representative receives, and provides Buyer a copy of, written advice from a tax advisor reasonably satisfactory to Buyer that there is a significant probability that, by pursuing the dispute further, Buyer could obtain a more favorable outcome (taking into account both pre-Closing and post-Closing Tax periods of the Company and its Affiliates) than that reflected in the proposed settlement, resolution, or closing or other agreement.

               (iii) So long as the Indemnifying Party has assumed and is conducting the defense of the Third-Party Claim in accordance with
          Section 8(d)(ii) above, (A) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment in full of money damages by one or more of the Indemnifying Parties and does not impose an injunction or other equitable relief upon the Indemnified

          Party and (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably). The Parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any Third Party Claim.

               (iv) In the event none of the Indemnifying Parties assumes and conducts the defense of the Third-Party Claim in accordance with
          Section 8(d)(ii) above, however, (A) the Indemnified Party may defend against and consent to the entry of any judgment or enter into any settlement with respect to, the Third-Party Claim in any manner he or it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith) and (B) the Indemnifying Parties will remain responsible for any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third-Party Claim to the fullest extent provided in this Section 8.

           (e) Direct Claims. With respect to any claim by an Indemnified Party for Damages not involving a Third-Party Claim (a "Direct Claim") the Indemnified Party and Indemnifying Party shall attempt in good faith to resolve any issues in dispute with respect to such Direct Claim following the delivery of a notice relating to a Direct Claim. In the event the parties are unable to resolve the issues in dispute, the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Section 8.

           (f) Exclusive Remedy. Buyer and Sellers acknowledge and agree that, following the Closing, the foregoing indemnification provisions in this Section 8 shall be the exclusive remedy of the Buyer Indemnified Parties and Seller Indemnified Parties with respect to the Company, this Agreement or the transactions contemplated by this Agreement, except with respect to any claims or causes of actions for fraud and/or intentional misrepresentation by a Party and to any adjustment to the Purchase Price in accordance with Section 2 hereof. Without limiting the generality of the foregoing, the Buyer Indemnified Parties waive any statutory, equitable, or common law rights or remedies relating to any Environmental Requirements or any Environmental Claim. Notwithstanding the foregoing, no Party shall be precluded from bringing an action for specific performance or other equitable remedy to require a Party to perform its obligations under this Agreement.

           (g) Escrow Agreement. Any amount in respect of Damages to which any Buyer Indemnified Party is entitled to receive under this Section 8 shall initially be disbursed from the Indemnity Escrow Amount in accordance with the terms of the Escrow Agreement until the entire Indemnity Escrow Amount has been disbursed.

           (h) Adjustment to Purchase Price. The Parties agree to treat all payments made under Section 8 as adjustments to the Purchase Price for Tax purposes, unless a contrary treatment is required by applicable Law.

           9. Termination.

           (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

               (i) Buyer and the Sellers' Representative may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) Buyer may terminate this Agreement by giving written notice to Sellers' Representative at any time prior to the Closing (A) in the event either the Company or any Seller has breached any representation, warranty or covenant contained in this Agreement in any material respect, Buyer has notified Sellers' Representative of the breach and the breach is incapable of being cured or, if capable of being cured, has continued without cure for a period of twenty (20) days after the notice of breach or (B) if the Closing shall not have occurred on or before November 6, 2003 by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty or covenant contained in this Agreement); and

               (iii) Sellers' Representative may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event Buyer has breached any representation, warranty or covenant contained in this Agreement in any material respect, the Sellers' Representative has notified Buyer of the breach and the breach is incapable of being cured or, if capable of being cured, has continued without cure for a period of twenty (20) days after the notice of breach or (B) if the Closing shall not have occurred on or before November 6, 2003, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from any Seller breaching any representation, warranty or covenant contained in this Agreement).

           (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5(e) above and Section 10 shall survive termination.

           10. Miscellaneous.

           (a) Nature of Sellers' Obligations.

               (i) The covenants of each Seller in Section 2(a) above concerning the sale of his, her or its Company Shares to Buyer (but not with respect to the payment of any adjustment to the Purchase Price to the extent such adjustment exceeds the Purchase Price Escrow Amount), the representations and warranties of each Seller in Section 3(a) above concerning the transaction and the covenants of each Seller contained in Section 6 above are individual obligations. This means that the particular individual Seller making the representation, warranty or covenant shall be solely responsible to the extent provided in Section 8(b)(ii) above for any Damages Buyer may suffer as a result of any breach thereof.

               (ii) The remainder of the representations, warranties and covenants in this Agreement are joint and several obligations. This means that each Seller shall be responsible to the extent provided in
          Section 8(b)(i) above for the entirety of any Damages any of the Buyer Indemnified Parties may suffer as a result of any breach thereof.

           (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer and Sellers' Representative; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties of such belief and provide the other Parties with an opportunity to review and comment upon prior to making the disclosure); provided, however, that Buyer acknowledges and agrees that (i) (A) Buyer will issue a press release announcing, and will subsequently file with the Securities and Exchange Commission a current report on Form 8-K and a quarterly report on Form 10-Q that will discuss the transactions contemplated herein, and (B) the transactions contemplated herein may be disclosed in any offering or information memorandum or other similar document and in any "roadshow" or syndication presentations or other marketing materials prepared in connection with Buyer's financing of the transactions contemplated herein; and (ii) Buyer shall afford Sellers' Representative ample time to review and comment upon, and provide written approval of such discussions and disclosures as contemplated by the first clause of this Section 10(b) (other than Buyer's Form 8-K and Form 10-Q).

           (c) No Third-Party Beneficiaries. Except as set forth in Section 8 hereof, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

           (d) Entire Agreement. This Agreement (including the documents referred to herein) and the Confidentiality Agreement constitute the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

           (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Buyer and the Sellers' Representative; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more Affiliates or to any Person providing Buyer with financing relating to the transactions contemplated hereby, and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless will remain responsible for the performance of all of its obligations hereunder) and (iii) assign its rights, whether in whole or in part, under Section 6(g) or Section (8) hereunder to any Person that is a successor (whether through stock purchase, merger, transfer of assets or otherwise) to the Company's Lehigh Direct division or Lehigh Lithographers division.

           (f) Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

           (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

           (h) Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid and addressed to the intended recipient as set forth below:

    If to Sellers:                      Copy to:
    Sellers' Representative             Vedder, Price, Kaufman & Kammholz, P.C.
    c/o Raymond A. Frick, Jr.           222 N. LaSalle Street
    247 East Chestnut Street, #1902     Chicago, Illinois  60601
    Chicago, Illinois  60611            Fax:  312-609-5005
                                        Attn:  William J. Bettman, Esq.
                                               Thomas P. Desmond, Esq.

    If to Buyer:                        Copy to:
    Von Hoffmann Corporation            DLJ Merchant Banking Partners II, L.P.
    1000 Camera Avenue                  11 Madison Avenue
    St. Louis, Missouri 63126           New York, New York 10010
    Fax: 314-966-0983                   Fax: 212-325-5553
    Attn: Gary Wetzel                   Attn:      David Burgstahler

                                        Copy to:
                                        Weil, Gotshal & Manges LLP
                                        767 Fifth Avenue
                                        New York, New York 10153-0119
                                        Fax: 212-310-8007
                                        Attn:  David M. Blittner, Esq.
                                               Michael S. Colvin, Esq.

           Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

               (i) Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflicts of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH LEGAL PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(I).

           (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Sellers. No waiver by any Party of any provision of this Agreement or any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

           (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

           (l) Expenses. Each of Buyer and the Sellers will bear his, her or its own costs and expenses (including investment banking and legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby (it being understood that any costs and expenses of Sellers which are not paid by the Company prior to the Closing but remain as obligations of the Company will be deducted from the Purchase Price as Transaction Expenses as provided in Section 2 above). Buyer and the Company shall each pay one-half of the filing fees in connection with the notification filing under the Hart-Scott-Rodino Act. Buyer agrees to use its commercially reasonable efforts to assist Sellers in minimizing any costs, fees, penalties, premiums, payments or expenses referred to in clause (v) in the definition of "Transaction Expenses" in Section 1 hereof. Buyer or its affiliates (or the Company following the Closing) shall pay all costs, fees and expenses incurred in connection with Buyer's financing and the Commitment Letters and Sellers shall not be liable for any such costs, fees or expenses and such amounts shall not be treated as Transaction Expenses or as a deduction to the Purchase Price.

           (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

           (n) Incorporation of Exhibits, Annexes and Schedules. The Exhibits, Annexes and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

           (o) Governing Language. This Agreement has been negotiated and executed by the Parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

           (p) Cooperation on Tax Matters.

               (i) Sellers shall timely prepare or cause to be prepared and timely file or cause to be filed all Tax Returns for the Company and any Subsidiary which are required to be filed on or prior to the Closing Date, and shall timely pay or cause to be paid all Taxes shown due thereon. All such Tax Returns shall be prepared in a manner consistent with prior practice (unless otherwise inconsistent with applicable Law). With respect to Tax Returns required to be filed during the period between the execution of this Agreement and the Closing, the Sellers' Representative shall cause the Company and its Subsidiaries to provide Buyer with copies of such completed Tax Returns at least twenty (20) days prior to the due date for filing thereof, along with supporting workpapers, for Buyer's review and approval (unless such twenty (20) day period is not feasible given the date of execution of this Agreement and the due date of the Tax Return, in which case, Sellers' Representative shall provide copies of such Tax Returns to Buyer as soon as practicable after execution of this Agreement), which approval shall not be unreasonably withheld (it being understood that so long as such Tax Returns are prepared on a basis consistent with past practice and substantial authority exists for the taking of a position on such Tax Returns, any withholding of Buyer's approval with respect to such Tax Returns shall be considered unreasonable). Sellers and Buyer shall attempt in good faith to resolve any disagreements regarding such Tax Returns prior to the due date for filing. In the event that Sellers and Buyer are unable to resolve any dispute with respect to such Tax Returns at least ten (10) days prior to the due date for filing (or such shorter period as contemplated above), such dispute shall be resolved pursuant to
          Section 10(p)(vii), which resolution shall be binding on the Parties.

               (ii) Sellers shall timely prepare or cause to be prepared and Buyer shall cooperate in good faith in timely filing or causing to be filed all Income Tax Returns for the Company and any Subsidiary which relate to Tax periods ending on or prior to the Closing Date and which are filed after the Closing Date, and, to the extent Sellers are obligated to indemnify for such Taxes under Section 8; Sellers shall timely pay or cause to be paid all Taxes shown due thereon. All such

          Tax Returns shall be prepared in a manner consistent with prior practice (unless otherwise inconsistent with applicable Law). Buyer will be provided with copies of such completed Tax Returns at least twenty (20) days prior to the due date for filing thereof, along with supporting workpapers for Buyer's review and approval, which approval shall not be unreasonably withheld (it being understood that so long as such Tax Return is prepared on a basis consistent with past practice and substantial authority exists for the taking of a position on such Tax Return, any withholding of Buyer's approval with respect to such Tax Return shall be considered unreasonable). Sellers and Buyer shall attempt in good faith to resolve any disagreements regarding such Tax Returns prior to the due date for filing. In the event that Sellers and Buyer are unable to resolve any dispute with respect to such Tax Returns at least ten (10) days prior to the due date for filing, such dispute shall be resolved pursuant to Section 10(p)(vii), which resolution shall be binding on the Parties.

               (iii) (A) Except as provided above, following the Closing, Buyer shall timely prepare or cause to be prepared and timely file or caused to be filed all Tax Returns for the Company and any Subsidiary which are required to be filed after the Closing Date. With respect to any such Income Tax Return for a Straddle Period (as defined below), Buyer shall prepare such Income Tax Return in a manner consistent with prior practice (unless otherwise required by applicable Law) and permit Sellers to review and comment on each such Income Tax Return prior to filing. Sellers and Buyer shall attempt in good faith to resolve any disagreements regarding such Income Tax Returns prior to the due date for filing. In the event Sellers and Buyer are unable to resolve any dispute with respect to such Income Tax Returns at least ten (10) days prior to the due date for filing, such dispute shall be resolved pursuant to Section 10(p)(vii), which resolution shall be binding on the Parties.

                    (B) In the event Buyer has the responsibility to cause to be filed any Tax Return pursuant to Section 10(p)(ii) or this
               Section 10(p)(iii) and to the extent, but only to the extent, Sellers are obligated to indemnify under Section 8 for any Taxes reflected on such Tax Return, Sellers' Representative, on behalf of the Sellers, shall no later than five (5) days prior to the due date for the payment of Taxes shown due on such Tax Return pay to Buyer the amount of any such Taxes for which Sellers are obligated to indemnify under Section 8, with respect to any Tax period ending on or prior to the Closing Date and the pre-Closing portion of any Tax period beginning before and ending after the Closing Date. No payment pursuant to this clause (B) shall excuse Sellers from their indemnification obligations pursuant to
               Section 8 if the amount of Taxes as ultimately determined (on audit or otherwise) for the periods covered by such Tax Returns exceeds the amount of Sellers' payment under this clause (B).

               (iv) Nothing contained in Section 10(p)(i), (ii) or (iii) shall excuse the Sellers from their indemnification obligations pursuant to
          Section 8 with respect to Taxes. Sellers shall be liable for and shall pay (and shall indemnify and hold harmless Buyer Indemnified Parties against) any and all sales, use, stamp, documentary, filing, recording, transfer or similar fees or Taxes or governmental charges as levied by any Governmental Entity (including any interest and penalties) in connection with the transactions contemplated by this Agreement (other than with respect to, or in connection with, any financing arrangement entered into by Buyer).

               (v) Any Income Tax refunds that are received by Buyer or the Company or any Subsidiary that relate to Income Tax periods or portions thereof ending on or before the Closing Date shall be for the account of Sellers, and Buyer shall pay, or cause to be paid, to the Sellers' Representative for the benefit of Sellers, as an additional amount of the Purchase Price, any such refund net of any Taxes, costs or expenses actually payable by Buyer or the Company with respect thereto within ten (10) days after receipt thereof; provided, however, that Buyer shall be entitled to retain any such refund to the extent such refund arises by reason of the carryback of any losses, credits or other Tax attributes generated in any Income Tax periods or portions thereof beginning after the Closing Date.

               (vi) Buyer, the Company and Sellers shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section 10(p) and any audit, litigation or other proceeding with respect to Taxes for such pre-Closing tax periods. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Company and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods and to abide by all record retention agreements entered into with any taxing authority and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, Company or Sellers, as the case may be, shall allow the other Party to take possession of such books and records.

               (vii) Any dispute as to any matter covered in this Section 10(p) shall be resolved by an independent accounting firm mutually acceptable to the Sellers' Representative and Buyer. The fees and expenses of such accounting firm shall be borne equally by Sellers, on the one hand, and Buyer on the other. If any dispute with respect to a Tax Return is not resolved prior to the due date of such Tax Return, such Tax Return shall be filed in the manner which the party responsible for preparing such Tax Return deems correct.

               (viii) In the case of any Tax period that includes (but does not end on) the Closing Date (a "Straddle Period"), Sellers and Buyer shall, unless prohibited by applicable Law, close the Tax period of the Company and its Subsidiaries as of the close of business on the Closing Date. If applicable Law does not permit the Company or any of its Subsidiaries to close its Tax year on the Closing Date or in any case in which a Tax is assessed with respect to a Tax period which includes the Closing Date (but does not begin or end on that day), the Taxes, if any, attributable to such period shall be allocated (except as provided in the proviso to Section 8(b)(i)(D)) (A) to Sellers for the portion of such period up to and including the close of business on the Closing Date, and (B) to Buyer for the portion of such period subsequent to the Closing Date. Any allocation of income or deductions required to determine any Taxes attributable to any such period shall be made by means of a closing of the books and records of the Company and its Subsidiaries as of the close of business on the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (other than depreciation and amortization deductions) shall be allocated between the portion of such period ending on the Closing Date and the portion of such period after the Closing in proportion to the number of days in each such portion of such period.

               (ix) It is agreed that any Income Tax deductions, credits or other Tax benefits arising from the payment or accrual of Transaction Expenses and the Option Cash Consideration shall, to the extent permitted under applicable Law, be reflected on the Company's Income Tax Return for the Tax period ending on the Closing Date. For purposes of clarity, Section 10(p)(ix) of the Disclosure Schedule sets forth a list of such Transaction Expenses and Option Cash Consideration to which this Section 10(p)(ix) relates.

               (x) Following the Closing Buyer will not permit the Company to dispose or sell the Company's Lehigh Direct division until at least one business day following the Closing Date. In the event such a disposition is consummated, the Parties hereto agree that any Tax consequences arising from such disposition shall be properly allocated to any Tax period beginning after the Closing Date (as contemplated in Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) or otherwise) or the Post-Closing portion of any Tax period beginning before and ending after the Closing Date.

           (q) Appointment of Sellers' Representative. Each Seller hereby appoints Raymond A. Frick, Jr. or, in the event Raymond A. Frick, Jr. dies, becomes disabled or is no longer able or willing to serve in such capacity, then John D. DePaul (the "Sellers' Representative") to act as his, her or its agent for the purposes of: (i) delivering to Buyer his, her or its respective Company Shares; (ii) accepting from Buyer the payment of the immediately available funds portion of the Purchase Price and distributing to each Seller his respective portion of such funds; (iii) receiving any notice required or desired to be given to Sellers by Buyer pursuant to this Agreement; (iv) changing the time, date or place of the Closing; (v) granting any consent or waiver required or desired of Sellers by Buyer pursuant to this Agreement; (vi) amending this Agreement; (vii) terminating or agreeing to terminate this Agreement; (viii) authorizing the distribution to Buyer of all or any portion of the Escrow Fund;
(ix) agreeing to, negotiating, entering into settlements and compromises of, and agreeing to the payment to Buyer of any amounts in respect of Damages for which Buyer is entitled to be indemnified pursuant to Section 8 hereof; (x) agreeing, negotiating, entering into settlements and compromises with respect to the calculation of the Estimated Purchase Price at Closing and to any post-Closing adjustment to the Purchase Price, all in accordance with Section 2 hereof; and
(xi) executing all documents and delivering all documents contemplated by this Agreement. Each Seller shall execute and have notarized a Power of Attorney to the Sellers' Representative, which Power shall be irrevocable and coupled with an interest for his appointment. A decision, act, consent or instruction of the Sellers' Representative authorized hereunder shall constitute a decision for all Sellers and shall be final, binding and conclusive upon each Seller, and Buyer may rely upon any such decision, act, consent or instruction of the Sellers' Representative as being the decision, act, consent or instruction of every such Seller. Buyer is hereby relieved from any liability to any person for any acts undertaken by Buyer in accordance with such decision, act, consent or instruction from the Sellers' Representative.

           IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                    VON HOFFMANN CORPORATION


                                    By: /s/ Gary C. Wetzel
                                        ------------------------------------
                                        Name: Gary Wetzel
                                        Title: Senior Vice President & CFO

                                    THE LEHIGH PRESS, INC.


                                     By: /s/ Raymond A. Frick, Jr.
                                        -----------------------------------
                                        Name : Raymond A. Frick, Jr.
                                        Title: President & CEO



                                        /s/ John D. DePaul
                                        ------------------------------------
                                        Name: John D. DePaul

                                         /s/ Barbara A. DePaul
                                        ----------------------------------------
                                        Barbara A. DePaul, as trustee, under the
                                        Irrevocable Agreement of Trust between
                                        John D. DePaul (Settlor) and Barbara A.
                                        DePaul (Trustee) dated December 22, 1998

                                         /s/ John R. DePaul
                                        ---------------------------------------
                                        Name: John R. DePaul

                                         /s/ Raymond A. Frick, Jr.
                                        ---------------------------------------
                                        Name: Raymond A. Frick, Jr.